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                                                                    EXHIBIT 10.4








                      SERIES B CONVERTIBLE PREFERRED STOCK

                               PURCHASE AGREEMENT

                             DATED FEBRUARY 18, 2000

                                  BY AND AMONG

                                CORECHANGE, INC.

           AND THE PERSONS LISTED ON THE SCHEDULE OF PURCHASERS HERETO


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                          LIST OF DISCLOSURE SCHEDULES

Capitalization Schedule
Subsidiary Schedule
Restrictions Schedule
Financial Statements Schedule
Liabilities Schedule
Adverse Change Schedule
Developments Schedule
Assets Schedule
Taxes Schedule
Contracts Schedule
Intellectual Property Schedule
Litigation Schedule
Brokerage Schedule
Consents Schedule
Insurance Schedule
Employees Schedule
Employee Benefits Schedule
Compliance Schedule
Affiliated Transactions Schedule
Customers Schedule


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                                LIST OF EXHIBITS

Exhibit A - Certificate of Amendment of Certificate of Incorporation

Exhibit B - Registration Agreement

Exhibit C - Amended and Restated Stockholders Agreement

Exhibit D - Opinion of Counsel


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                               PURCHASE AGREEMENT

         THIS SERIES B CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT (this "AGREEMENT") is made as of February 18, 2000 by and among Corechange, Inc. a Delaware corporation (the "COMPANY"), and the Persons listed on the SCHEDULE OF PURCHASERS attached hereto (collectively referred to herein as the "FIRST PURCHASERS" and individually as a "FIRST PURCHASER"). The First Purchasers and any subsequent purchasers of shares of Series B Preferred who are made a party to this Agreement pursuant to Section 1D hereof (the "SUBSEQUENT PURCHASERS") are collectively referred to herein as the "PURCHASERS." Except as otherwise indicated herein, capitalized terms used herein are defined in SECTION 6 hereof.

         The parties hereto agree as follows:

         SECTION 1. AUTHORIZATION AND CLOSING.

         1A. AUTHORIZATION OF THE SERIES B PREFERRED. The Company shall authorize the issuance and sale to the Purchasers of its Series B Convertible Preferred Stock, par value $0.01 per share (the "SERIES B PREFERRED"), each having the powers, rights and preferences set forth in the Certificate of Amendment of Certificate of Incorporation attached hereto as EXHIBIT A.

         1B. PURCHASE AND SALE OF THE SERIES B PREFERRED . At the Closing, the Company shall sell to each Purchaser and, subject to the terms and conditions set forth herein, each Purchaser shall purchase from the Company the number of shares of Series B Preferred set forth opposite such Purchaser's name on the SCHEDULE OF PURCHASERS attached hereto at a price of $5.837 per share. The sale of the Series B Preferred shall constitute a separate sale hereunder as to each such Purchaser.

         1C. THE CLOSING. Each closing of the separate purchases and sales of the Series B Preferred under this Agreement (the "CLOSING") shall take place at the offices of Kirkland & Ellis or at such other place as may be mutually agreeable to the Company and each Purchaser at such Closing. At each Closing, the Company shall deliver to each Purchaser at such Closing stock certificates evidencing the Series B Preferred to be purchased by such Purchaser, registered in such Purchaser's name, bearing the legend set forth in SECTION 7D, upon payment of the purchase price therefor by a cashier's or certified check, by wire transfer of immediately available funds to the Company's account, by cancellation of the principal amount outstanding under the Company's 8% Convertible Subordinated Notes and the interest which may be accrued and owing thereon as set forth opposite each Purchaser's name on the Schedule of Purchasers. Each Purchaser purchasing shares of Series B Preferred through the cancellation of the 8% Notes shall surrender the original copy of their respective 8% Notes to the Company at the Closing (except where such 8% Notes although purchased was never issued) in the aggregate amount set forth opposite such Purchaser's name on the SCHEDULE OF PURCHASERS.


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         1D. FIRST CLOSING. At the First Closing (as defined below), subject to the terms and conditions of this Agreement, the Company will sell and issue to each of the First Purchasers, and each of the First Purchasers will purchase the number of shares of Series B Preferred set forth opposite such First Purchaser's name on the Schedule of Purchasers for the purchase price of $5.837 per share. The first closing of the sale and purchase of the Series B Preferred (the "FIRST CLOSING") shall be held at 10:00 a.m. on February 18, 2000 or at such other time and date as are mutually agreeable to the Company and the First Purchasers.

         1E. SUBSEQUENT CLOSING. To the extent that at the First Closing the Company does not sell and issue to the First Purchasers a total of 4,000,000 shares of Series B Preferred, the Company, may, but shall not be obligated to, offer and sell up to a number of shares of Series B Preferred equal to the difference between the number of shares of Series B Preferred sold and issued at the First Closing and 4,000,000 shares (the "SUBSEQUENT SHARES") at a second closing (the "SECOND CLOSING", and together with the First Closing, the "CLOSINGS") to be held no later than April 15, 2000 at a price of $5.837 per share. It shall be a condition to the consummation of the Second Closing that the Subsequent Purchasers purchasing in such Second Closing shall become parties to this Agreement by the execution and delivery of counterpart signature pages in such form as may be acceptable to the Company and shall become subject to the terms thereof.

         SECTION 2. CONDITIONS OF EACH PURCHASER'S OBLIGATION AT THE CLOSING. The obligation of each Purchaser to purchase and pay for the Series B Preferred at the Closing is subject to the satisfaction (or waiver by such Purchaser) as of such Closing of the following conditions:

         2A. REPRESENTATIONS AND WARRANTIES; COVENANTS. The representations and warranties contained in SECTION 5 hereof shall be true and correct in all material respects at and as of the First Closing as though then made, except to the extent of changes expressly contemplated herein resulting from the transactions contemplated herein, and the Company shall have performed in all material respects all of the covenants required to be performed by it hereunder prior to the Closing.

         2B. AMENDMENT OF CERTIFICATE OF INCORPORATION. The Company's Certificate of Incorporation shall have been amended to include the provisions set forth in EXHIBIT A hereto, shall be in full force and effect under the laws of Delaware as of the Closing as so amended and shall not have been further amended or modified.

         2C. REGISTRATION AGREEMENT. The Company and the First Purchasers shall have entered into a registration agreement in form and substance as set forth in EXHIBIT B attached hereto (the "REGISTRATION AGREEMENT"), and the Registration Agreement shall be in full force and effect as of the Closing.

         2D. STOCKHOLDERS AGREEMENT. The Company, the First Purchasers, each holder of Series A Preferred, and Ulf Arnetz shall have entered into a stockholders agreement in form and substance set forth in EXHIBIT C attached hereto (the "STOCKHOLDERS AGREEMENT") which amends, restates and supercedes the Stockholders Agreement dated January 21, 1998 as amended, and the Stockholders Agreement shall be in full force and effect as of the Closing.

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         2E. SALE OF SERIES B PREFERRED TO EACH PURCHASER. The Company shall have simultaneously sold to each Purchaser the Series B Preferred to be purchased by such Purchaser hereunder at such Closing and shall have received payment therefor in full.

         2F. KEY-MAN LIFE INSURANCE. The Company shall have obtained a key-man life insurance policy on the life of Ulf Arnetz, in the face amount of $2,000,000, which policy shall be in full force and effect as of the First Closing. Such insurance policy shall name the Company as beneficiary and shall provide that such policy may not be canceled unless the insurance carrier gives at least 30 days prior written notice of such cancellation to the Company's Board of Directors.

         2G. SECURITIES LAW COMPLIANCE. The Company shall have made all filings under all applicable federal and state securities laws necessary to consummate the issuance of the Series B Preferred pursuant to this Agreement in compliance with such laws.

         2H. OPINION OF THE COMPANY'S COUNSEL. Each Purchaser shall have received from counsel for the Company, an opinion with respect to the matters set forth in EXHIBIT D attached hereto, which shall be addressed to each Purchaser, dated the date of the Closing.

         2I. CLOSING DOCUMENTS. The Company shall have delivered to each Purchaser all of the following documents:

             i. a certificate signed by the Company's President or chief financial officer, dated the date of the Closing, stating that the conditions specified in SECTION 1 and SECTIONS 2A through 2H, inclusive, have been fully satisfied;

             ii. certified copies of (a) the resolutions duly adopted by the Company's board of directors authorizing the execution, delivery and performance of this Agreement, the Registration Agreement, the Stockholders Agreement and each of the other agreements contemplated hereby, the filing of the amendment to the Certificate of Incorporation referred to in SECTION 2B, the issuance and sale of the Series B Preferred, the reservation for issuance upon conversion of the Series B Preferred shares of Common Stock and the consummation of all other transactions contemplated by this Agreement, and (b) the resolutions duly adopted by the Company's stockholders adopting the Certificate of Amendment of Certificate of Incorporation referred to in SECTION 2B;

             iii. certified copies of the Certificate of Incorporation referred to in SECTION 2B and the Company's amended bylaws, each as in effect at the Closing;

             iv. copies of all third party and governmental consents, approvals and filings required in connection with the consummation of the transactions hereunder (including, without limitation, all blue sky law filings and waivers of all preemptive rights and rights of first refusal);


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             v. for the Purchasers that are SBICs, duly completed and executed
        SBA Forms 480, 652 and 1031 (Part A) and a written statement from the Company regarding its intended use of proceeds from the financing; and a list after giving effect to the transactions contemplated by this Agreement of (a) the name of each of the Company's directors, (b) the name and title of each of the Company's officers and (c) the name of each of the Company's stockholders setting forth the number and Series of shares held; and

             vi. such other documents relating to the transactions contemplated by this Agreement as the Purchasers' special counsel may reasonably request.

         2J. PROCEEDINGS. All corporate and other proceedings taken or required to be taken by the Company in connection with the transactions contemplated hereby to be consummated at or prior to the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Purchasers' special counsel.

         2K. WAIVER. Any condition specified in this SECTION 2 may be waived if consented to by a Purchaser; provided that no such waiver shall be effective against any Purchaser unless it is set forth in a writing executed by such Purchaser.

         2L. EXPENSES. At the Closing, the Company shall have reimbursed the Purchasers for the fees and expenses of their special counsel as provided in
SECTION 7B hereof.

         2M. COMPLIANCE WITH APPLICABLE LAWS. The purchase of Series B Preferred by each Purchaser hereunder shall not be prohibited by any applicable law or governmental rule or regulation and shall not subject such Purchaser to any penalty, liability or, in such Purchaser's sole judgment, other onerous commercially unreasonable condition under or pursuant to any applicable law or governmental rule or regulation, and the purchase of the Series B Preferred by each Purchaser hereunder shall be permitted by laws, rules and regulations of the jurisdictions and governmental authorities and agencies to which such Purchaser is subject.

         SECTION 3. COVENANTS.

         3A. FINANCIAL STATEMENTS AND OTHER INFORMATION. The Company shall deliver to each Purchaser (so long as such Purchaser owns not less than 10% the Underlying Common Stock owned by such Purchaser immediately after the Closing at which such Purchaser purchased Series B Preferred, subject to adjustment for stock splits, stock dividends, recapitalizations and similar events):

             i. as soon as available but in any event within 30 days after the end of each monthly accounting period in each fiscal year, unaudited consolidating and consolidated statements of income and cash flows of the Company and its Subsidiaries for such monthly


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        period and for the period from the beginning of the fiscal year to the end of such month, and unaudited consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such monthly period, setting forth in each case comparisons to the Company's annual budget and to the corresponding period in the preceding fiscal year, and all such statements shall be prepared in accordance with generally accepted accounting principles, consistently applied, subject to the absence of footnote disclosures and to normal year-end adjustments for recurring accruals, and shall be certified by the Company's chief financial officer;

             ii. within 45 days after the end of each quarterly accounting period in each fiscal year, an Officer's Certificate stating that the Company is not aware of any Event of Noncompliance in existence or, if any Event of Noncompliance exists, specifying the nature and period of existence thereof and what actions the Company and its Subsidiaries have taken and propose to take with respect thereto;

             iii. within 120 days after the end of each fiscal year, consolidating and consolidated statements of income and cash flows of the Company and its Subsidiaries for such fiscal year, and consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal year, setting forth in each case comparisons to the Company's annual budget and to the preceding fiscal year, all prepared in accordance with generally accepted accounting principles, consistently applied, and accompanied by (a) with respect to the consolidated portions of such statements, an opinion of an independent accounting firm of recognized national standing;

             iv. prior to the beginning of each fiscal year, an annual budget prepared on a monthly basis for the Company and its Subsidiaries for such fiscal year (displaying anticipated statements of income and cash flows and balance sheets), and promptly upon preparation thereof any other significant budgets prepared by the Company and any revisions of such annual or other budgets;

             v. promptly (but in any event within five business days) after the discovery of receipt of notice of any Event of Noncompliance, an Officer's Certificate specifying the nature and period of existence thereof and what actions the Company and its Subsidiaries have taken and propose to take with respect thereto;

             vi. within ten days after transmission thereof, copies of all financial statements, proxy statements, reports and any other general written communications which the Company sends to its stockholders generally and copies of all registration statements and all regular, special or periodic reports which it files, or any of its officers or directors file with respect to the Company, with the Securities and Exchange Commission or with any securities exchange on which any of its securities are then listed, and copies of all press releases and other statements made available generally by the Company to the public concerning material developments in the Company's and its Subsidiaries' businesses; and


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             vii. with reasonable promptness, such other information and financial data concerning the Company and its Subsidiaries as any Person entitled to receive information under this SECTION 3A may reasonably request.

Each of the financial statements and related documents referred to in subparagraph (i) through (iii) shall be true and correct in all material respects as of the dates and for the periods stated therein, subject in the case of the unaudited financial statements to changes resulting from normal year-end adjustments.

Notwithstanding the foregoing, the provisions of this SECTION 3A shall cease to be effective so long as the Company (a) is subject to the periodic reporting requirements of the Securities Exchange Act and continues to comply with such requirements and (b) promptly provides to each Person otherwise entitled to receive information pursuant to this SECTION 3A all reports and other materials filed by the Company with the Securities and Exchange Commission pursuant to the periodic reporting requirements of the Securities Exchange Act; provided that so long as 10% of the Series B Preferred remains outstanding the Company shall continue to deliver to each Purchaser the information specified in SECTIONS 3A(ii), 3A(iii) and 3A(v).

For purposes of SECTIONS 3A, 3B and 3C hereof, the term "PURCHASER" shall include any direct or indirect partner or equity investor in a Purchaser who received shares of Series B Preferred or Underlying Common Stock pursuant to a distribution from or a liquidation of such Purchaser.

         3B. INSPECTION OF PROPERTY. The Company shall permit any representatives designated by any Purchaser (so long as such Purchaser holds any at least 10% of the Underlying Common Stock acquired by such Purchaser at Closing, subject to adjustment for stock splits, stock dividends, recapitalizations and similar events) upon reasonable notice and during normal business hours and at such other times as any such holder may reasonably request, to (i) visit and inspect any of the properties of the Company and its Subsidiaries, (ii) examine the corporate and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and (iii) discuss the affairs, finances and accounts of any such corporations with the directors, officers, key employees and independent accountants of the Company and its Subsidiaries. The presentation of an executed copy of this Agreement by any Purchaser or any holder of Underlying Common Stock to the Company's independent accountants shall constitute the Company's permission to its independent accountants to participate in discussions with such Persons.

         3C. RESTRICTIONS. The Company shall not, without the prior written consent of the holders of a majority of the Underlying Common Stock then outstanding:

             i. pay any dividend or make any other distribution to the holders of Common Stock;

             ii. acquire all or substantially all of the assets of, or acquire a controlling equity interest in, any other person or business entity;


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             iii. directly or indirectly redeem, purchase or otherwise acquire, or permit any Subsidiary to redeem, purchase or otherwise acquire, any of the Company's or any Subsidiary's capital stock or other equity securities (including, without limitation, warrants, options and other rights to acquire such capital stock or other equity securities) other than the Series A Preferred or Series B Preferred pursuant to the terms of the Amended and Restated Certificate of Incorporation or directly or indirectly redeem, purchase or make any payments with respect to any stock appreciation rights, phantom stock plans or similar rights or plans, except for repurchases of Common Stock from employees, directors, officers, consultants and advisors of the Company and its Subsidiaries upon the termination of employment, retention, or disability of such an individual pursuant to arrangements approved by the Company's Board of Directors;

             iv. except as expressly contemplated by this Agreement, authorize, issue or enter into any agreement providing for the issuance (contingent or otherwise) of (a) any notes or debt securities containing equity features (including, without limitation, any notes or debt securities convertible into or exchangeable for capital stock or other equity securities, issued in connection with the issuance of capital stock or other equity securities or containing profit participation features), that are senior to or pari passu with the Series B Preferred with respect to the payment of dividends, redemptions or distributions upon liquidation or otherwise; or (b) any capital stock or Equity Equivalents, in either case which are senior to or pari passu with the Series B Preferred with respect to the payment of dividends, redemptions or distributions upon liquidation or otherwise or any shares of phantom stock, stock appreciation rights or any similar instruments; or (c) any other capital stock or equity securities (or any other securities convertible into or exchangeable for any capital stock or other equity securities), whether or not subordinated to the Series B Preferred, other than as permitted under SECTION 3C(xv) or SECTION 3C(xvi) herein.

             v. make, or permit any Subsidiary to make, any loans or advances to, guarantees for the benefit of, or Investments in, any Person (other than a Wholly-Owned Subsidiary established under the laws of a jurisdiction of the United States or any of its territorial possessions), except for (a) reasonable advances to employees in the ordinary course of business, and (b) Investments having a stated maturity no greater than one year from the date the Company makes such Investment in (1) obligations of the United States government or any agency thereof or obligations guaranteed by the United States government, (2) certificates of deposit of commercial banks having combined capital and surplus of at least $50 million or (3) commercial paper with a rating of at least "PRIME-1" by Moody's Investors
        Service, Inc.;

             vi. merge or consolidate with any Person which results in the Company's stockholders as of immediately prior to such merger or consolidation (and without regard to any stockholders that acquired shares in connection therewith or in contemplation thereof) owning less than 50% of the merged entity by vote or permit any Subsidiary to merge or consolidate with any Person (other than a Wholly Owned Subsidiary);


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             vii. sell, lease, pledge or otherwise dispose of, or permit any
        Subsidiary to sell, lease or otherwise dispose of, more than fifty percent (50%) of the consolidated assets of the Company and its Subsidiaries (computed on the basis of book value, determined in accordance with generally accepted accounting principles consistently applied, or fair market value, determined by the Company's board of directors in its reasonable good faith judgment) in any transaction or series of related transactions (other than sales of inventory in the ordinary course of business);

             viii. liquidate, dissolve or effect a recapitalization or reorganization in any form of transaction (including, without limitation, any reorganization into a limited liability company, a partnership or any other non-corporate entity which is treated as a partnership for federal income tax purposes);

             ix. become subject to, or permit any of its Subsidiaries to become subject to (including, without limitation, by way of amendment to or modification of) any agreement or instrument which by its terms would (under any circumstances) restrict the Company's right to perform the provisions of this Agreement, the Registration Agreement, the Stockholders Agreement, the Amended and Restated Certificate of Incorporation or the Company's bylaws (including, without limitation, provisions relating to the declaration and payment of dividends on and the making of redemptions of the Series B Preferred, and conversions of the Series B Preferred);

             x. except as expressly contemplated by this Agreement, make any amendment to the Certificate of Incorporation, as amended;

             xi. create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, Indebtedness in excess of $3,000,000 in the aggregate;

             xii. change the authorized size of its board of directors from eight (8) members;

             xiii. issue or sell any shares of the capital stock, or rights to acquire shares of the capital stock, of any Subsidiary to any Person other than the Company or a Wholly Owned Subsidiary;

             xiv. register any shares of Common Stock pursuant to a public offering not constituting a Qualified Public Offering (as defined in the Company's Amended and Restated Certificate of Incorporation), or register any Subsidiary's equity;

             xv. issue or grant under the Company's stock incentive plan, stock option plan, stock purchase plan, restricted stock plan, stock bonus arrangement or other similar stock plan or agreement approved by the Company's Board of Directors any option, warrant, Common Stock (other than Common Stock sold by the Company prior to the date of this


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        Agreement for full fair market value in an arms-length transaction) or
        Equity Equivalent to any employee, officer, director, consultant or advisor unless such issuance or grant: (i) provides cliff vesting after one year (25%), with the remaining portion vested on a straight line monthly basis over at least an additional three year period; (ii) provides a right of first refusal in favor of the Company to repurchase any Common Stock or Equity Equivalents derived from such issuance or grant at a bona fide third party offer price; and (iii) restricts the transfer and sale of such option, warrant, Common Stock or Equity Equivalent (including any securities derived therefrom) for a period of 180 days following any initial public offering of the Company's equity securities, as may be required by Company's underwriters; or

             xvi. issue or grant to any employee, officer, director, consultant or advisor under the Company's stock incentive plan, stock option plan, stock purchase plan, restricted stock plan, stock bonus arrangement or other similar stock plan or agreement approved by the Company's Board of Directors any options, warrants, Common Stock (other than Common Stock sold by the Company prior to the date of this Agreement for full fair market value in an arms-length transaction) or Equity Equivalents that in the aggregate with all pre-existing options, warrants, Common Stock and Equivalents issued or granted at any time under such plans and agreements exceed 20% of the Company's issued and outstanding Common Stock (including any issued and outstanding convertible securities, on an as-if converted basis).

         3D. AFFIRMATIVE COVENANTS. The Company shall, and shall cause each Subsidiary to, unless it has received the prior written consent of the holders of a majority of the outstanding Underlying Common Stock:

             i. at all times cause to be done all things necessary to maintain, preserve and renew its corporate existence and all material licenses, authorizations and permits that the Company believes, in its reasonable discretion, necessary to the conduct of its businesses;

             ii. maintain and keep its properties in good repair, working order and condition, and from time to time make all repairs, renewals and replacements that the Company believes, in its reasonable discretion, to be necessary or desirable so that its businesses may be property and advantageously conducted at all times;

             iii. pay and discharge when due and payable all taxes, assessments and governmental charges imposed upon its properties or upon the income or profits therefrom (in each case before the same becomes delinquent and before penalties accrue thereon) and all claims for labor, materials or supplies which if unpaid would by law become a Lien upon any of its property and would reasonably be expected to have a material adverse effect upon the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with generally accepted accounting principles, consistently applied) have been established on its books with respect thereto;

             iv. comply in all material respects with all other obligations which it incurs pursuant to any contract or agreement, whether oral or written, express or implied, as such obligations become due to the extent to which the failure to so comply would reasonably be expected to have a material adverse effect upon the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with generally accepted accounting principles, consistently applied) have been established on its books with respect thereto or unless determined otherwise by vote of the Board of Directors;

             v. comply in all material respects with all applicable laws, rules and regulations of all governmental authorities, the violation of which would reasonably be expected to have a material adverse effect upon the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole;

             vi. apply for and continue in force with good and responsible insurance companies adequate insurance covering risks of such types and in such amounts as are commercially reasonable for corporations of similar size engaged in similar lines of business as determined by the Board of Directors of the Company in its reasonable discretion;

             vii. maintain the key-man life insurance policies referred to in
        SECTION 2F hereof and maintain officers and directors liability insurance coverage of at least $2,000,000;

             viii. maintain proper books of record and account which present fairly in all material respects its financial condition and results of operations and make provisions on its financial statements for all such proper reserves as in each case are required in accordance with generally accepted accounting principles, consistently applied; and

             ix. enter into and maintain nondisclosure, proprietary rights and noncompete agreements with its key employees in accordance with the Company's past practices.

         3E. COMPLIANCE WITH AGREEMENTS. The Company shall perform and observe in all material respects (i) all of its obligations to each holder of the Series B Preferred and all of its obligations to each holder of the Underlying Common Stock set forth in the Certificate of Amendment of Certificate of Incorporation and the Company's bylaws, (ii) all of its obligations to each holder of Registrable Securities set forth in the Registration Agreement, and (iii) all of its obligations to each party under the Stockholders Agreement.

         3F. CURRENT PUBLIC INFORMATION. At all times after the Company has filed a registration statement with the Securities and Exchange Commission pursuant to the requirements of either the Securities Act or the Securities Exchange Act, the Company shall use its best efforts to file all reports required to be filed by it under the Securities Act and the Securities Exchange Act and the rules and regulations adopted by the Securities and Exchange Commission thereunder and shall take such further action as any holder or holders of Restricted Securities may reasonably request, all to the extent required to enable such holders to sell Restricted Securities pursuant to (i) Rule 144 adopted by the Securities and Exchange Commission under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission or (ii) a registration statement on Form S-2 or S-3 or any registration form hereafter adopted by the Securities and Exchange Commission that replaces such Form S-2 or S-3. Upon request, the Company shall deliver to any holder of Restricted Securities a written statement as to whether it has complied with such requirements.

         3G. SBIC REGULATORY PROVISIONS.

             i. Within 75 days after the Closing and each subsequent Financing hereunder by each holder of Series B Preferred or Underlying Common Stock which is an SBIC (an "SBIC HOLDER") and at the end of each quarter thereafter until all of the proceeds from the Financing hereunder have been used by the Company and its Subsidiaries, the Company shall deliver to each SBIC Holder a written statement certified by the Company's president or chief financial officer describing in reasonable detail the use of the proceeds of the Financing hereunder by the Company and its Subsidiaries. In addition to any other rights granted hereunder, the Company shall grant each SBIC Holder and the United States Small Business Administration (the "SBA") access to the Company's records for the purpose of verifying the use of such proceeds.

             ii. Promptly after the end of each fiscal year (but in any event prior to February 28 of each year), the Company shall deliver to each SBIC Holder a written assessment of the economic impact of the SBIC Holder's investment in the Company, specifying the full-time equivalent jobs created or retained in connection with the investment, the impact of the investment on the businesses of the Company in terms of expanded revenue and taxes and other economic benefits resulting from the investment (including, but not limited to, technology development or commercialization, minority business development, urban or rural business development and expansion of exports).

             iii. For purposes of this Section, the term "FINANCING" shall have the meaning set forth in the SBIC Regulations.

         3H. RESERVATION OF COMMON STOCK. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the conversion of the Series B Preferred, a number of shares of Common Stock equal to the number of shares thereof which are issuable upon conversion of all outstanding Series B Preferred. All shares of Common Stock which are so issuable shall, when issued pursuant to the terms of and for the consideration contemplated by this Agreement, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Company shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately transmitted by the Company upon issuance).

         3I. INTELLECTUAL PROPERTY RIGHTS. The Company shall, and shall cause each Subsidiary to, possess and maintain all Intellectual Property Rights material to the conduct of their respective businesses as the Company shall determine in its reasonable discretion, and own all right, title and interest in and to, or have a valid license for, all such Intellectual Property Rights. Neither the Company nor any Subsidiary shall take any action, or fail to take any action, that would result in the invalidity, abandonment, misuse or unenforceability of such Intellectual Property Rights or which would infringe upon or misappropriate any rights of other Persons.

         3J. FIRST REFUSAL RIGHTS. If the Company authorizes the issuance or sale of any shares of Common Stock or Equity Equivalents, the Company shall first offer to sell to each holder of Underlying Common Stock a portion of such stock or Equity Equivalents equal to the quotient determined by dividing (1) the number of shares of Underlying Common Stock held by such holder immediately prior to such issuance by (2) the sum of the total number of shares of Underlying Common Stock immediately prior to such issuance and the number of shares of Common Stock outstanding (including Common Stock reserved for Preferred Stock, Series I Preferred Stock, Series II Preferred Stock and Series III Preferred Stock) immediately prior to such issuance which are not shares of Underlying Common Stock; provided, however, that the following issuances shall be exempted from the Company's obligation to offer shares to such holder: (a) issuance of Common Stock, options or Equity Equivalents to the Company's employees, directors, officers, advisors and consultants to the extent permissible under SECTIONS 3C(xv) and 3C(xvi), (b) issuance of Common Stock upon the conversion of any Preferred Stock or upon the conversion of any other presently outstanding convertible debt or other convertible securities of the Company, (c) issuance of capital stock upon the exercise of any presently outstanding warrants, (d) issuance of up to an additional 196,774 shares of Common Stock to Cambridge Technology Partners, (e) issuance of up to 38,382 shares of Common Stock to Benjamin Weissberg and Jonathan Leitersdorf pursuant to the Agreement dated June 30, 1997 between the corporation and them, (f) issuance of up to 15,000 shares of Common Stock to Gustin Partners pursuant to an oral agreement between Gustin Partners and the corporation, and (g) issuance of up to 15,000 shares of Common Stock to strategic partners of the Company, (h) issuance by way of a dividend or other distribution on shares of Preferred Stock in accordance with the Amended and Restated Certificate of Incorporation, (i) securities offered to the public pursuant to a registration statement filed pursuant to the Securities Act, (j) sale of the Subsequent Shares pursuant to this Agreement, and (k) the issuance of Common Stock or Equity Equivalents in exchange for the capital stock of a third party in an arms length acquisition transaction. Each holder of Underlying Common Stock shall be entitled to purchase such stock or securities at the most favorable price and on the most favorable terms as such stock or securities are to be offered to any other Person. The purchase price for all stock and securities offered to the holders of the Underlying Common Stock shall be payable on terms no less favorable to such holders than those offered to any other Person. The right of first refusal set forth in this SECTION 3J is nonassignable, except that (I) such right is assignable in connection with the transfer of the Series A Preferred or Series B Preferred shares to any wholly-owned subsidiary or parent of, or to any corporation or entity which is, within the meaning of the Securities Act, controlling, controlled by or under common control with the holder of such Series B Preferred, and (ii) such right is assignable in connection with the transfer of Series B Preferred shares to the partners of the holder of such shares; provided that the right of first refusal granted hereunder may not be assigned unless (A) the transferee has certified to the Company that he or it is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act, (B) the Company is given written notice by the transferee at the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which such rights are being assigned, and (C) the transferee has delivered to the Company a written instrument by which such transferee agrees to be bound by the obligations imposed under this SECTION 3J to the same extent as if such transferee were a party hereto.

             i. In order to exercise its purchase rights hereunder, a holder of Underlying Common Stock must within twenty (20) days after receipt of written notice from the Company describing in reasonable detail the stock or securities being offered, the purchase price thereof, the payment terms and such holder's percentage allotment deliver a written notice to the Company describing its election hereunder. If all of the stock and securities offered to the holders of Underlying Common Stock is not fully subscribed by such holders, the remaining stock and securities shall be reoffered by the Company to the holders purchasing their full allotment upon the terms set forth in this Section, except that such holders must exercise their purchase rights within five days after receipt of such reoffer.

             ii. Upon the expiration of the offering periods described above, the Company shall be entitled to sell such stock or securities which the holders of Underlying Common Stock have not elected to purchase during the ninety (90) days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to such holders. Any stock or securities offered or sold by the Company after such 90-day period must be reoffered to the holders of Underlying Common Stock pursuant to the terms of this Section.

         3K. REGULATORY COMPLIANCE COOPERATION. In the event that any Purchaser determines that it has a Regulatory Problem (as defined below), such Purchaser shall have the right to transfer (subject to compliance with applicable securities laws and regulations) its Preferred Stock without regard to any restrictions on transfer set forth in this Agreement or the Stockholders Agreement (provided that the transferee agrees in writing to become a party to this Agreement), and the Company shall take all such actions as are reasonably requested by such Purchaser in order to (a) effectuate and facilitate any transfer by such Purchaser of any securities of the Company then held by such Purchaser to any Person designated by such Purchaser, (b) permit such Purchaser (or any Affiliate of such Purchaser) to exchange all or any portion of the Preferred Stock then held by such Purchaser on a share-for-share basis for shares of a class of nonvoting preferred stock of the Company, which nonvoting preferred stock shall be identical in all respects to such Preferred Stock, except that such preferred stock shall be nonvoting and shall be convertible, at such Purchaser's sole discretion, into either Common Stock or the non-voting Common Stock described in clause (c), below, on such terms as are requested by such Purchaser in light of regulatory considerations then prevailing, (c) permit such Purchaser (or any Affiliate of such Purchaser) to exchange all or any portion of the Common Stock then held by such Purchaser on a share-for-share basis for shares of a class of nonvoting common stock of the Company, which nonvoting common stock shall be identical in all respects to such Common Stock, except that such common stock shall be nonvoting and shall be convertible into Common Stock on such terms as are requested by such Purchaser in light of regulatory considerations then prevailing and (d) amend this Agreement, the Articles of Incorporation and other related agreements to effectuate and reflect the foregoing. Such actions may include, but shall not necessarily be limited to:

             i. entering into such additional agreements as are requested by such Purchaser to permit any Person(s) designated by such Purchaser to exercise any voting power which is relinquished by such Purchaser upon any exchange of Common Stock for nonvoting stock of the Company; and

             ii. entering into such additional agreements, adopting such amendments to the Articles of Incorporation and bylaws of the Company and taking such additional actions as are reasonably requested by such Purchaser in order to effectuate the intent of the foregoing.

         For purposes of this Agreement, a "REGULATORY PROBLEM" means any set of facts or circumstances wherein it has been asserted by any governmental regulatory agency (or such Purchaser believes that there is a substantial risk of such assertion) that such Purchaser and its Affiliates are not entitled to hold, or exercise any significant right with respect to, the Preferred Stock or the Common Stock.

         3L. PUBLIC DISCLOSURES. The Company shall not, nor shall it permit any Subsidiary to, disclose any Purchaser's name or identity as an investor in the Company in any press release or other public announcement or in any document or material filed with any governmental entity, without the prior written consent of such Purchaser, unless such disclosure is required by applicable law or governmental regulations or by order of a court of competent jurisdiction, in which case prior to such disclosure Company shall provide to such Purchaser in reasonable detail the proposed content of such disclosure and shall permit the Purchaser to review and comment upon the form and substance of such disclosure.

         3M. TERMINATION OF COVENANTS. The covenants of the Company contained in this SECTION 3 shall terminate upon consummation by the Company of a Qualified Public Offering (as defined in the Company's Amended and Restated Certificate of Incorporation) provided, however, that the covenants contained in SECTIONS 3A (to the extend specified therein), 3E, 3G and 3K shall survive with respect to a Purchaser for so long as such Purchaser continues to own any Underlying Common Stock, and the covenants contained in SECTION 3H shall survive with respect to a Purchaser for so long as such Purchaser continues to own any Preferred Stock purchased pursuant to this Agreement.

         3N. OTHER COVENANTS SUPERCEDED. The covenants set forth in this SECTION 3 shall supercede (as of the First Closing) all of the Company's covenants set forth Section 7 of the Purchase Agreement between the Company and HarbourVest Venture Partners V - Direct Fund L.P. dated January 21, 1998, which covenants shall be terminated as of the date hereof, and HVP as the Purchaser thereunder shall have all the rights with respect to its Series A Preferred Stock as are set forth in this SECTION 3.

         SECTION 4. TRANSFER OF RESTRICTED SECURITIES.

         4A. REQUIREMENTS FOR TRANSFER.

             i. Restricted Securities shall not be sold or transferred unless either (a) they first shall have been registered under the Securities Act, or (b) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act.

             ii. Notwithstanding the foregoing, no registration or opinion of counsel shall be required for (a) a transfer by a Purchaser that is a corporation to a Wholly-Owned Subsidiary of such corporation, a transfer by a Purchaser that is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner, or a transfer by a Purchaser that is a limited liability company to a member of such limited liability company or a retired member who resigns after the date hereof or to the estate of any such member or retired member; provided that the transferee in each of the foregoing cases shall first agree in writing to be subject to the terms and conditions of this SECTION 4A to the same extent as if it were the original Purchaser hereunder, or (b)a transfer made in accordance with Rule 144 under the Securities Act.

         4B. LEGEND. Each certificate representing Restricted Securities shall bear a legend substantially in the following form:

        "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL SUCH SHARES ARE REGISTERED UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY IS OBTAINED TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED."

         4C. LEGEND REMOVAL. If any Restricted Securities become eligible for sale pursuant to Rule 144(k), the Company shall, upon the request of the holder of such Restricted Securities, remove the legend set forth in SECTION 4B from the certificates for such Restricted Securities.

         SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         As a material inducement to the Purchasers to enter into this Agreement and purchase the Series B Preferred hereunder, the Company hereby represents and warrants that, except to the extent set forth on the Disclosure Schedules attached hereto:

         5A. ORGANIZATION, CORPORATE POWER AND LICENSES. The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware and is qualified to do business in every jurisdiction in which its ownership of property or conduct of business requires it to qualify and in which the failure to so qualify would have a Material Adverse Effect. The Company possesses all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own and operate its properties, to carry on its businesses as now conducted and presently proposed to be conducted and to carry out the transactions contemplated by this Agreement. The copies of the Company's and each Subsidiary's charter documents and bylaws which have been furnished to the Purchasers' special counsel reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete.

         5B. CAPITAL STOCK AND RELATED MATTERS.

             i. As of the Closing and immediately thereafter, the authorized capital stock of the Company shall consist of (a) 413,965 shares of Series I Preferred all of which shall be issued and outstanding, (b) 336,021 shares of Series II Preferred all of which shall be issued and outstanding, (c) 215,000 shares of Series III Preferred of which 200,032 shares shall be issued and outstanding, (d) 2,884,598 shares of Series A Preferred all of which shall be issued and outstanding, (e) 4,000,000 shares of Series B Preferred of which [3,033,878] shall be issued and outstanding, and the remainder of which shall be reserved for future issuances of Series B Preferred, and (f) 15,000,000 shares of Common Stock, of which 4,097,171 shares shall be issued and outstanding, 7,849,584 shares shall be reserved for issuance upon conversion of the Preferred Stock and 950,266 shares shall be reserved for issuance upon exercise of all other Equity Equivalents. All of the issued and outstanding shares of the Company's capital stock have been duly authorized, are validly issued, fully paid, and nonassessable, and are not subject to, nor were they issued in violation of, any preemptive rights or rights of first refusal. As of the First Closing, neither the Company nor any Subsidiary shall have outstanding any capital stock or Equity Equivalents, nor shall the Company or any Subsidiary have outstanding any rights or options to subscribe for or to purchase its capital stock or Equity Equivalents or any oral or written agreement related thereto, except for the Preferred Stock and except as set forth on the attached "CAPITALIZATION SCHEDULE." The CAPITALIZATION SCHEDULE accurately sets forth the following information with respect to all outstanding Capital Stock and Equity Equivalents: the holder thereof; the class of series and number of shares or Equity Equivalents owned; and in the case of Equity Equivalents, the class or series and number of shares of capital stock (or equivalent) obtainable upon exercise thereof, the exercise price (or equivalent) thereof, and the expiration date thereof. As of the First Closing, neither the Company nor any Subsidiary shall be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any Equity Equivalents, except as set forth on the CAPITALIZATION SCHEDULE and except pursuant to the Certificate of Incorporation.

             ii. There are no statutory or, to the best of the Company's knowledge, contractual stockholders preemptive rights, rights of refusal or first offer or similar rights, or anti-dilution rights with respect to the issuance of the Series B Preferred hereunder or the issuance of the Common Stock upon the conversion of the Preferred Stock that have not been waived prior to the First Closing. The Company has not violated any applicable U.S. federal or state corporate or securities laws in connection with the offer, sale or issuance of any of its capital stock, and, based on the representations of the Purchasers set forth in SECTION 7D, the offer, sale and issuance of the Series B Preferred hereunder do not require registration under the Securities Act or any applicable state securities laws. To the best of the Company's knowledge, there are no agreements between the Company's stockholders with respect to the voting or transfer of the Company's capital stock or with respect to any other aspect of the Company's affairs, except as set forth on the CAPITALIZATION SCHEDULE.

         5C. SUBSIDIARIES; INVESTMENTS. The attached "SUBSIDIARY SCHEDULE" correctly sets forth the name of each Subsidiary, the jurisdiction of its incorporation and the Persons owning the outstanding capital stock of such Subsidiary. Each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation to the extent that such concepts exist in such jurisdictions, possesses all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own its properties and to carry on its businesses as now being conducted and as presently proposed to be conducted and is qualified to do business in every jurisdiction in which its ownership of property or the conduct of business requires it to qualify and in which the failure to be so qualified would have a Material Adverse Effect. All of the outstanding shares of capital stock of each Subsidiary are validly issued, full paid and nonassessable, and all such shares are owned beneficially and of record by the Company or another Subsidiary free and clear of any Lien and not subject to any option or right to purchase any such shares. Except as set forth on the SUBSIDIARY SCHEDULE, neither the Company nor any Subsidiary owns or holds the right to acquire any shares of stock or any other security or interest in any other Person (other than another Subsidiary).

         5D. AUTHORIZATION; NO BREACH. The execution, delivery and performance of this Agreement, the Registration Agreement, the Stockholders Agreement and all other agreements contemplated hereby to which the Company is a party, the filing of the amendment of the Certificate of Incorporation (collectively, the "RELEVANT DOCUMENTS") have been duly authorized by the Company. The Relevant Documents to which the Company is a party each constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms. The execution and delivery by the Company of the Relevant Documents, the offering, sale and issuance of the Series B Preferred hereunder, the issuance of the Common Stock upon conversion of the Series B Preferred, the filing of the amendment of the Certificate of Incorporation and the fulfillment of and compliance with the respective terms hereof and thereof by the Company, do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of,
(ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Company's or any Subsidiary's capital stock or assets pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to, or the charter or bylaws of the Company or any Subsidiary, or any law, statute, rule or regulation to which the Company or any Subsidiary is subject, or any agreement, instrument, order, judgment or decree to which the Company or any Subsidiary is subject (except for filings required under the Securities Act and state blue sky laws) which event would have a Material Adverse Effect. Except as set forth on the attached "RESTRICTIONS SCHEDULE," none of the Subsidiaries are subject to any restrictions upon making loans or advances or paying dividends to, transferring property to, or repaying any Indebtedness owed to, the Company or another Subsidiary.

         5E. FINANCIAL STATEMENTS. Attached hereto as the "FINANCIAL STATEMENTS SCHEDULE" are (x) the consolidated balance sheets of the Company and its Subsidiaries as of December 31, 1997 and 1998, and the related statements of income and cash flows (or the equivalent) for the respective twelve-month periods then ended, and (y) the unaudited consolidated balance sheet of the Company and its Subsidiaries as of December 31, 1999 (the "LATEST BALANCE SHEET"), and the related statements of income and cash flows (or the equivalent) for the 12-month period then ended. Each of the foregoing financial statements (including in all cases the notes thereto, if any) is accurate and complete in all material respects, is consistent with the books and records of the Company (which, in turn, are accurate and complete in all material respects) and has been prepared in accordance with generally accepted accounting principles, consistently applied, subject in the case of the unaudited financial statements to the absence of footnote disclosure and changes resulting from normal year-end adjustments none of which would have a Material Adverse Effect.

         5F. ABSENCE OF UNDISCLOSED LIABILITIES. Except as set forth on the attached "LIABILITIES SCHEDULE", to the Company's knowledge the Company and its Subsidiaries do not have any material obligation or liability (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due and regardless of when asserted) arising out of transactions entered into at or prior to the Closing, or any action or inaction at or prior to the Closing, or any state of facts existing at or prior to the Closing other than: (i) liabilities set forth on the Latest Balance Sheet (including any notes thereto),
(ii) liabilities and obligations which have arisen after the date of the Latest Balance Sheet in the ordinary course of business (none of which is a liability resulting from breach of contract, breach of warranty, tort, infringement, claim or lawsuit), (iii) other liabilities and obligations expressly disclosed in the other Schedules to this Agreement, and (iv) liabilities incurred in the ordinary course of business that were not required to be disclosed on the latest balance sheet of the Company or its Subsidiaries in accordance with GAAP.

         5G. NO MATERIAL ADVERSE CHANGE. Except as set forth on the attached "ADVERSE CHANGE SCHEDULE", since the date of the Latest Balance Sheet, there has been no material adverse change in the financial condition, operating results, assets, operations, business prospects, employee relations or customer or supplier relations of the Company and its Subsidiaries taken as a whole.

         5H. ABSENCE OF CERTAIN DEVELOPMENTS. Except as expressly contemplated by this Agreement or as set forth on the attached "DEVELOPMENTS SCHEDULE", since the date of the Latest Balance Sheet, neither the Company nor any Subsidiary have

             i. issued any notes, bonds or other debt securities or any capital stock or other equity securities or any securities convertible, exchangeable or exercisable into any capital stock or other equity securities other than options under the Company's stock inventive plan and shares issued upon the exercise of such options;

             ii. discharged or satisfied any material Lien or paid any material obligation or liability, other than current liabilities paid in the ordinary course of business;

             iii. declared or made any payment or distribution of cash or other property to its stockholders with respect to its capital stock or other equity securities or purchased or redeemed any shares of its capital stock or other equity securities (including, without limitation, any warrants, options or other rights to acquire its capital stock or other equity securities), other than repurchases of stock from former employees, directors, officers, consultants and advisers pursuant to the terms of stock restriction agreements to which the Company is a party;

             iv. mortgaged or pledged any of its properties or assets or subjected them to any material Lien, except Liens for current property taxes not yet due and payable;

             v. sold, assigned or transferred any of its tangible assets, except in the ordinary course of business, or canceled any material debts or claims;

             vi. sold, assigned or transferred any patents or patent applications, trademarks, service marks, trade names, corporate names, copyrights or copyright registrations, trade secrets or other intangible assets, or disclosed any material proprietary confidential information to any Person other than newly hired employees of the Company other than pursuant to a confidentiality agreement;

             vii. suffered any material extraordinary losses or waived any rights of material value, whether or not in the ordinary course of business or consistent with past practice;

             viii. made capital expenditures or commitments therefor that individually are in excess of $50,000 or in the aggregate are in excess of $500,000.

             ix. made any loans or advances to, guarantees for the benefit of, or any Investments in, any Persons in excess of $10,000 in the aggregate other than advances to the Company's employees made in the ordinary course of the Company's business;

             x. suffered any damage, destruction or casualty loss exceeding in the aggregate $150,000, whether or not covered by insurance; or

             xi. made any Investment in or taken steps to incorporate any Subsidiary.

         Neither the Company nor any Subsidiary has at any time made any payments for political contributions or made any bribes, kickback payments or other illegal payments.

         5I. ASSETS. Except as set forth on the attached "ASSETS SCHEDULE," the Company and each Subsidiary have good and marketable title to, or a valid leasehold interest in, the properties and assets used by them, located on their premises or shown on the Latest Balance Sheet or acquired thereafter, free and clear of all Liens, except for properties and assets disposed of in the ordinary course of business since the date of the Latest Balance Sheet and except for Liens disclosed on the Latest Balance Sheet (including any notes thereto) and Liens for current property taxes not yet due and payable. Except as described on the ASSETS SCHEDULE, the Company's and each Subsidiary's buildings, equipment and other tangible assets are in good operating condition in all material respects and are fit for use in the ordinary course of business. The Company and each Subsidiary own, or have a valid leasehold interest in, all assets necessary for the conduct of their respective businesses as presently conducted and as presently proposed to be conducted.

         5J. TAX MATTERS.

             i. Except as set forth on the attached "TAXES SCHEDULE": the Company, each Subsidiary and each Affiliated Group have filed all Tax Returns which they are required to file under applicable laws and regulations except to the extent that the failure to file would not have a Material Adverse Effect; all such Tax Returns are complete and correct in all material respects and have been prepared in compliance with all applicable laws and regulations in all material respects; the Company, each Subsidiary and to the Company`s knowledge each Affiliated Group in all material respects have paid all Taxes due and owing by them (whether or not such Taxes are required to be shown on a Tax Return) and have withheld and paid over to the appropriate taxing authority all Taxes which they are required to withhold from amounts paid or owing to any employee, stockholder, creditor or other third party; neither the Company, any Subsidiary nor any Affiliated Group has waived any statute of limitations with respect to any material Taxes or agreed to any extension of time with respect to any material Tax assessment or deficiency; the accrual for Taxes on the Latest Balance Sheet would be adequate to pay all Tax liabilities of the Company and its Subsidiaries if their current tax year were treated as ending on the date of the Latest Balance Sheet (excluding any amount recorded which is attributable solely to timing differences between book and Tax income); since the date of the Latest Balance Sheet, the Company and its Subsidiaries have not incurred any material liability for Taxes other than in the ordinary course of business; the assessment of any additional Taxes for periods for which Tax Returns have been filed by the Company, each Subsidiary and each Affiliated Group is not expected to exceed the recorded liability therefor on the Latest Balance Sheet in any material respect (excluding any amount recorded which is attributable solely to timing differences between book and Tax income); the federal income Tax Returns of the Company and its Subsidiaries have been audited and closed for all tax years through 1998; no foreign, federal, state or local tax audits or administrative or judicial proceedings are pending or being conducted with respect to the Company, any Subsidiary or any Affiliated Group, no information related to Tax matters has been requested by any foreign, federal, state or local taxing authority and no written notice indicating an intent to open an audit or other review has been received by the Company from any foreign, federal, state or local taxing authority; and to the Company's knowledge there are no material unresolved questions or claims concerning the Company's, any Subsidiary's or any Affiliated Group Tax liability.

             ii. Neither the Company nor any of its Subsidiaries has made an election under Section 341(f) of the Code. Neither the Company nor any Subsidiary is liable for the Taxes of another Person that is not a Subsidiary in a material amount under (a) Treas. Reg. Section 1.1502-6 (or comparable provisions of state, local or foreign law), (b) as a transferee or successor, (c) by contract or indemnity or (d) otherwise. Neither the Company nor any Subsidiary is a party to any tax sharing agreement. The Company, each Subsidiary and each Affiliated Group have disclosed on their federal income Tax Returns any position taken for which substantial authority (within the meaning of IRC Section 6662(d)(2)(B)(i)) did not exist at the time the return was filed. Neither the Company nor any Subsidiary has made any payments, is obligated to make payments or is a party to an agreement that could obligate it to make any payments that would not be deductible under IRC
        Section 280G.

             iii. "TAX" or "TAXES" means federal, state, county, local, foreign or other income, gross receipts, ad valorem, franchise, profits, sales or use, transfer, registration, excise, utility, environmental, communications, real or personal property, capital stock, license, payroll, wage or other withholding, employment, social security, severance, stamp, occupation, alternative or add-on minimum, estimated and other taxes of any kind whatsoever (including, without limitation, deficiencies, penalties, additions to tax, and interest attributable thereto) whether disputed or not. "TAX RETURN" means any return, information report or filing with respect to Taxes, including any schedules attached thereto and including any amendment thereof. "AFFILIATED GROUP" means any affiliated group as defined in IRC
        Section 1504 that has filed a consolidated return for federal income tax purposes (or any similar group under state, local or foreign law) for a period during which any of the Company or any of its Subsidiaries was a member.

         5K. CONTRACTS AND COMMITMENTS. Except as expressly contemplated by this Agreement or as set forth on the attached "CONTRACTS SCHEDULE" or the attached "EMPLOYEE BENEFITS SCHEDULE", neither the Company nor any Subsidiary is a party to or bound by any written or oral:

             i. pension, profit sharing, stock option, employee stock purchase or other plan or arrangement providing for deferred or other compensation to employees or any other employee benefit plan or arrangement, or any collective bargaining agreement or any other contract with any labor union, or severance agreements, programs, policies or arrangements;

             ii. contract for the employment of any officer, individual employee or other Person on a full-time, part-time, consulting or other basis providing annual compensation in excess of $100,000 or contract relating to loans to officers, directors or Affiliates;

             iii. contract under which the Company or Subsidiary has advanced or loaned any other Person amounts in the aggregate exceeding $100,000;

             iv. agreement or indenture relating to borrowed money or other Indebtedness or the mortgaging, pledging or otherwise placing a Lien on any material asset or material group of assets of the Company and its Subsidiaries;

             v. guarantee of any obligation (other than by the Company of a Wholly-Owned Subsidiary's debts or a guarantee by a Subsidiary of the Company's debts or another Subsidiary's debts);

             vi. lease or agreement under which the Company or any Subsidiary is lessee of or holds or operates any property, real or personal, owned by any other party, except for any lease of real or personal property under which the aggregate annual rental payments do not exceed $15,000;

             vii. lease or agreement under which the Company or any Subsidiary is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by the Company or any Subsidiary;

             viii. contract or group of related contracts with the same party or group of affiliated parties the performance of which involves consideration in excess of $100,000 in any 12-month period or that if terminated would be likely to have a Material Adverse Effect;

             ix. assignment, license, indemnification or agreement with respect to any intangible property (including, without limitation, any Intellectual Property) other than invention rights and confidentiality agreements entered into by the Company in the ordinary course of business to protect the Company's intellectual property;

             x. warranty agreement with respect to its services rendered or its products sold or leased;

             xi. agreement under which it has granted any Person any registration rights (including, without limitation, demand and piggyback registration rights);

             xii. agreement with a term of more than six months which is not terminable by the Company or any Subsidiary upon less than 90 days notice without penalty;

             xiii. contract or agreement prohibiting it from freely engaging in any business or competing anywhere in the world; or

             xiv. any other agreement which is material to its operations and business prospects or involves a consideration in excess of $100,000.

         All of the contracts, agreements and instruments set forth on the CONTRACTS SCHEDULE are valid, binding and enforceable against the Company and each other party thereto in accordance with the respective terms of such contracts, agreements and instruments. The Company and each Subsidiary have performed all material obligations required to be performed by them under the contracts, agreements and instruments listed on the CONTRACTS SCHEDULE and are not in default in any material respect under or in breach in any material respect of nor in receipt of any claim of default or breach in any material respect under any material contract, agreement or instrument listed on the CONTRACTS SCHEDULE; to the Company's knowledge, no event has occurred which with the passage of time or the giving of notice or both would result in a default, breach or event of noncompliance in any material respect by the Company or any Subsidiary under any material contract, agreement or instrument listed on the CONTRACTS SCHEDULE; neither the Company nor any Subsidiary has any present expectation or intention of not fully performing all such obligations; neither the Company nor any Subsidiary has knowledge of any breach or anticipated breach by the other parties to any material contract, agreement, instrument or commitment to which the Company is a party.

         The Purchasers' special counsel has been supplied with a true and correct copy of each of the written instruments, plans, contracts and agreements and an accurate description of each of the oral arrangements, contracts and agreements which are referred to on the CONTRACTS SCHEDULE, together with all amendments, waivers or other changes thereto.

         5L. INTELLECTUAL PROPERTY RIGHTS.

             i. The attached "INTELLECTUAL PROPERTY SCHEDULE" contains a complete and accurate list of all (a) patented or registered Intellectual Property Rights owned or used by the Company or any Subsidiary, (b) pending patent applications and applications for registrations of other Intellectual Property Rights filed by the Company or any Subsidiary, (c) material unregistered trade names and corporate names owned or used by the Company or any Subsidiary and (d) material unregistered trademarks, service marks, copyrights, mask works owned or used by the Company or any Subsidiary. The INTELLECTUAL PROPERTY SCHEDULE also contains a complete and accurate list of all licenses and other rights granted by the Company or any Subsidiary to any third party with respect to any material Intellectual Property Rights and all licenses and other rights granted by any third party to the Company or any Subsidiary with respect to any material Intellectual Property Rights, in each case identifying the subject Intellectual Property Rights. Except as set forth on the INTELLECTUAL PROPERTY SCHEDULE, the Company or one of its Subsidiaries owns all right, title and interest to, or has the right to use pursuant to a valid license, all Intellectual Property Rights necessary for the operation of the businesses of the Company and its Subsidiaries as presently conducted (including without limitation all rights set forth on the Intellectual Property Schedule). No loss or expiration of any Intellectual Property Rights set forth on the Intellectual Property Schedule is, to the best of the Company's knowledge, threatened, pending or reasonably foreseeable other than any expiration of such rights in accordance with their terms that would not have a Material Adverse Effect. The Company and its Subsidiaries have taken all commercially reasonable actions to maintain and protect the Intellectual Property Rights that they own. To the best of the Company's knowledge, the owners of any Intellectual Property Rights licensed to the Company or any Subsidiary have taken all necessary and desirable actions to maintain and protect the Intellectual Property Rights which are subject to such licenses.

             ii. Except as set forth on the INTELLECTUAL PROPERTY SCHEDULE, (a) there have been no claims made against the Company or any Subsidiary asserting the invalidity, misuse or unenforceability of any of such Intellectual Property Rights, and the Company is not aware of any valid grounds for the same which are reasonably likely to result in such a claim being made, (b) neither the Company nor any Subsidiary has received any notices of, and is not aware of any facts which indicate a likelihood of, any infringement or misappropriation by, or conflict with, any third party with respect to such Intellectual Property Rights (including, without limitation, any demand or request that the Company or any Subsidiary license any rights from a third party), (c) the conduct of the Company's and each Subsidiary's business has not infringed, misappropriated or conflicted with and does not infringe, misappropriate or conflict with any Intellectual Property Rights of other Persons, nor would any future conduct as presently contemplated infringe, misappropriate or conflict in any material respect with any Intellectual Property Rights of other Persons and (d) to the best of the Company's knowledge, the material Intellectual Property Rights owned by or licensed to the Company or any Subsidiary have not been infringed, misappropriated or conflicted by other Persons. Except as set forth in the INTELLECTUAL PROPERTY SCHEDULE, the transactions contemplated by this Agreement shall have no material adverse effect on the Company's or any Subsidiary's right, title and interest in and to the Intellectual Property Rights listed on the INTELLECTUAL PROPERTY SCHEDULE.

         5M. LITIGATION, ETC. Except as set forth on the attached "LITIGATION SCHEDULE", there are no actions, suits, proceedings, orders, investigations or claims pending or, to the best of the Company's knowledge, threatened against the Company or any Subsidiary (or to the best of the Company's knowledge, pending or threatened against or affecting any of the officers, directors or employees of the Company and its Subsidiaries with respect to their businesses or proposed business activities), or pending or threatened by the Company or any Subsidiary against any third party, at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality (including, without limitation, any actions, suit, proceedings or investigations with respect to the transactions contemplated by this Agreement); nor has there been any such actions, suits, proceeds, order, investigations or claims against or to the Company's knowledge affecting the Company or any Subsidiary; neither the Company nor any Subsidiary is subject to any arbitration proceedings under collective bargaining agreements or otherwise or, to the best of the Company's knowledge, any governmental investigations or inquiries; and the Company is not aware of any valid grounds which are reasonably likely to result in any of the foregoing. Neither the Company nor any Subsidiary is subject to any judgment, order or decree of any court or other governmental agency, and neither the Company nor any Subsidiary has received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or disadvantage which may be material to its business that would reasonably be expected to have, or be likely to have, a Material Adverse Effect.

         5N. BROKERAGE. Except as set forth on the attached "BROKERAGE SCHEDULE", there are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon the Company or any Subsidiary. The Company shall pay, and hold each Purchaser harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys' fees and out-of-pocket expenses) arising in connection with any such claim.

         5O. GOVERNMENTAL CONSENT, ETC. No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement or the other agreements contemplated hereby, or the consummation by the Company of any other transactions contemplated hereby or thereby, except as set forth on the attached "CONSENTS SCHEDULE" and except as expressly contemplated herein or in the exhibits hereto except for filings under applicable securities laws.

         5P. INSURANCE. The attached "INSURANCE SCHEDULE" contains a description of each insurance policy maintained by the Company and its Subsidiaries with respect to its properties, assets and businesses, and each such policy is in full force and effect as of the Closing. Neither the Company nor any Subsidiary is in default in any material respect to its obligations under any insurance policy maintained by it, and neither the Company nor any Subsidiary has been denied insurance coverage. The insurance coverage of the Company and its Subsidiaries is customary for corporations of similar size engaged in similar lines of business. Except as set forth on the INSURANCE SCHEDULE, the Company and its Subsidiaries do not have any self-insurance or co-insurance programs, and the reserves set forth on the Latest Balance Sheet are adequate to cover all anticipated liabilities with respect to any such self-insurance or co-insurance programs.

         5Q. EMPLOYEES. The Company is not aware that any executive or key employee of the Company or any Subsidiary or any group of employees of the Company or any Subsidiary has any plans to terminate employment with the Company or any Subsidiary. The Company and each Subsidiary have complied in all material respects with all laws relating to the employment of labor (including, without limitation, provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes), and the Company is not aware that it or any Subsidiary has any material labor relations problems (including, without limitation, any union organization activities, threatened or actual strikes or work stoppages or material grievances). Neither the Company, its Subsidiaries nor, to the best of the Company's knowledge any of their employees is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreements relating to, affecting or in conflict with the present or proposed business activities of the Company and its Subsidiaries, except for agreements between the Company and such employees.

         5R. ERISA.

             i. MULTIEMPLOYER PLANS. The Company does not have any obligation to contribute to (or any other liability, including current or potential withdrawal liability, with respect to) any "multiemployer plan" (as defined in Section 3(37) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")).

             ii. RETIREE WELFARE PLANS. The Company does not maintain or have any obligation to contribute to (or any other liability with respect to) any plan or arrangement whether or not terminated, which provides medical, health, life insurance or other welfare-type benefits for current or future retired or terminated employees (except for limited continued medical benefit coverage required to be provided under Section 4980B of the IRC or as required under applicable state law).

             iii. DEFINED BENEFIT PLANS. The Company does not maintain, contribute to or have any liability under (or with respect to) any employee plan that is a tax-qualified "defined benefit plan" (as defined in Section 3(35) of ERISA), whether or not terminated.

             iv. DEFINED CONTRIBUTION PLANS. The Company does not maintain, contribute to or have any liability under (or with respect to) any employee plan that is a tax-qualified "defined contribution plan" (as defined in Section 3(34) of ERISA), whether or not terminated, other than the Company's qualified 401(k) salary deferral plan (the "PROFIT SHARING PLAN").

             v. OTHER PLANS. Except as set forth in the "EMPLOYEE BENEFITS SCHEDULE", the Company does not maintain, contribute to or have any liability under (or with respect to) any plan or arrangement providing benefits to current or former employees, including any bonus plan, plan for deferred compensation, employee health or other welfare benefit plan or other arrangement, whether or not terminated. Such plans and other arrangements are referred to as the "OTHER PLANS".

             vi. THE COMPANY. For purposes of this SECTION 5R, the term "COMPANY" includes all organizations under common control with the Company pursuant to Section 414(b) or (c) of the IRC.

             vii. PAYMENTS AND ACCRUALS. With respect to the Profit Sharing Plan and the Other Plans (the "PLANS"), all required or recommended (in accordance with historical practices) payments, premiums, contributions, reimbursements or accruals for all periods (or partial periods) ending prior to or as of the Closing shall have been made or properly accrued on the Latest Balance Sheet. None of the Plans has any material unfunded liabilities which are not reflected on the Latest Balance Sheet.

             viii. COMPLIANCE. The Plans and all related trusts, insurance contracts and funds have been maintained, funded and administered in compliance in all material respects with the applicable provisions of ERISA, the IRC and other applicable laws. Neither the Company nor any trustee or administrator of any Plan has engaged in any transaction with respect to the Plans which could subject the Company or any trustee or administrator or the Plans, or any party dealing with any such Plan, nor do the transactions contemplated by this Agreement constitute transactions which could subject any such party, to either a civil penalty assessed pursuant to Section 502(i) of ERISA or the tax or penalty on prohibited transactions imposed by Section 4975 of the IRC. No actions, suits or claims with respect to the assets of the Plans (other than routine claims for benefits) are pending or threatened which could result in or subject the Company to any liability, and there are no circumstances which could give rise to or be expected to give rise to any such actions, suits or claims.

             ix. CORRECT COPIES. The Company has provided or made available to the Purchasers counsel the Purchasers with true and complete copies of all documents pursuant to which the Plans are maintained and administered and the most recent annual reports (Form 5500 and attachments) for the Plans.

         5S. COMPLIANCE WITH LAWS. Neither the Company nor any Subsidiary has violated any law or any governmental regulation or requirement which violation has had or would reasonably be expected to have a Material Adverse Effect, and neither the Company nor any Subsidiary has received notice of any such violation. Neither the Company nor any Subsidiary is subject to, or has reason to believe it may become subject to, any material liability (contingent or otherwise) or material corrective or remedial obligation arising under any federal, state, local or foreign law, rule or regulation (including the common law) relating to or regulating health, safety, pollution or the protection of the environment ("ENVIRONMENTAL LAWS"). Without limiting the generality of the foregoing, (i) the Company and each Subsidiary have obtained all material permits, licenses and authorizations required under, and have complied in all material respects with, all Environmental Laws, (ii) no notice has been received by the Company or any Subsidiary regarding any material violation of, or any claim, liability or material corrective or remedial obligation under, any Environmental Laws and (iii) to the Company's knowledge, no facts or circumstances exist with respect to the past or present operations or facilities of the Company or any Subsidiary which would give rise to a material liability or material corrective or remedial obligation under any Environmental Laws.

         5T. AFFILIATED TRANSACTIONS. Except as set forth on the attached "AFFILIATED TRANSACTIONS SCHEDULE," no officer, director, employee, stockholder or Affiliate of the Company or any Subsidiary or any individual related by blood, marriage or adoption to any such individual or any entity in which any such Person or individual owns any beneficial interest, is a party to any agreement, contract, commitment or transaction with the Company or any Subsidiary or has any material interest in any material property used by the Company or any Subsidiary other than employment arrangements entered into in the ordinary course of the Company's or Subsidiary's business.

         5U. CLOSING DATE. The representations and warranties of the Company contained in this SECTION 5 and elsewhere in this Agreement and all information contained in any exhibit, schedule or attachment hereto or in any certificate or other writing delivered by, or on behalf of, the Company to any Purchaser shall be true and correct in all material respects on the date of the Closing as though then made, except as affected by the transactions expressly contemplated by this Agreement and except as expressly disclosed in writing to the Purchasers by the Company prior to the Closing.

         5V. CUSTOMERS AND SUPPLIERS.

             i. The attached "CUSTOMER SCHEDULE" lists the 10 largest customers of the Company (on a consolidated basis) for each of the two most recent fiscal years and sets forth opposite the name of each such customer the percentage of consolidated net sales attributable to such customer. The CUSTOMER SCHEDULE also lists any additional current customers which the Company anticipates shall be among the 10 largest customers for the current fiscal year.

             ii. Since the date of the Latest Balance Sheet, no material supplier of the Company or any Subsidiary has indicated that it shall stop, or materially decrease the rate of, supplying materials, products or services to the Company or any Subsidiary, and no customer listed on the CUSTOMER SCHEDULE has indicated that it shall stop, or materially decrease the rate of, buying materials, products or services from the Company or any Subsidiary.

         5W. SMALL BUSINESS MATTERS. The Company acknowledges that ABN AMRO is a federally licensed SBIC under the SBIC Act. The information regarding the Company and its affiliates in SBA Form 480, Form 652 and Parts A and B of Form 1031 delivered by the Company at the Closing is accurate in all material respects. Neither the Company nor any Subsidiary presently engages in, or shall hereafter engage in, any activities, nor shall the Company or any Subsidiary use the proceeds of the Financing directly or indirectly for any purpose, for which an SBIC is prohibited from providing funds by SBIC Regulations (including 13 CFR
Section 107.720).] [TBD]

         5X. CENTURY DATE COMPLIANCE. The Company has conducted reasonable and prudent investigations with respect to its computer software, computer firmware, computer hardware (whether general or special purpose), and other similar or related items of automated, computerized or software systems that are material to the conduct of the Company's business, and based upon such investigations the Company is not aware that any such systems are or are likely to malfunction, cease to function, generate incorrect data or produce incorrect results (any of the foregoing a "DATE FAILURE") when processing, providing or receiving (x) date-related data into and between the twentieth and twenty-first centuries or
(y) date-related data in connection with any valid date in the twentieth and twenty-first centuries (collectively, "YEAR 2000 DATA"). To the best of the Company's knowledge, after conducting reasonable and prudent investigations therefor, the products and services sold, licensed, rendered, or otherwise provided by the Company in the conduct of its business, including but not limited to the Company's proprietary software and databases, will not suffer any Date Failure when processing, providing or receiving any Year 2000 Data (other than any Date Failure caused by the products of others (including hardware, software, firmware, applications and databases) used in combination with the products supplied by the Company), and to the Company's knowledge the Company is not subject to any claims or liabilities arising from any Date Failure. Except as set forth on Schedule 5Y, the Company has not made any other representations or warranties regarding the ability of any product or service sold or licensed by the Company in the conduct of its business to operate without a Date Failure when processing, providing or receiving Year 2000 Data.

         SECTION 6. DEFINITIONS.

         6A. DEFINITIONS. For the purposes of this Agreement, the following terms have the meanings set forth below:

         "ABN AMRO" means ABN AMRO Capital (USA), Inc.

         "AFFILIATE" of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.

         "AMENDED AND RESTATED CERTIFICATE OF INCORPORATION" means the Company's Amended and Restated Certificate of Incorporation set forth on EXHIBIT A hereto.

         "EVENT OF NONCOMPLIANCE" has the meaning set forth in the Amended and Restated Certificate of Incorporation.

         "EQUITY EQUIVALENTS" means in respect of any Person (i) any securities, instruments or rights which are convertible into or exercisable or exchangeable for any equity securities of such Person, (ii) any phantom equity, equity appreciate or similar rights which permit the holder thereof to participate in the residual equity value of, or appreciation in, such Person, (iii) any securities, instruments or rights which permit the holder thereof, under any circumstances, to vote for the election of members of such Person's governing body, and (iv) any securities, instruments or rights which are, directly or indirectly, convertible into or exercisable or exchangeable for any of the securities, instruments or rights described in clauses (i), (ii) or (iii) above.

         "INDEBTEDNESS" means at a particular time, without duplication, (i) any indebtedness for borrowed money or issued in substitution for or exchange of indebtedness for borrowed money, (ii) any indebtedness evidenced by any note, bond, debenture or other debt security, (iii) any commitment by which a Person assures a creditor against loss (including, without limitation, contingent reimbursement obligations with respect to letters of credit), (iv) any indebtedness guaranteed in any manner by a Person (including, without limitation, guarantees in the form of an agreement to repurchase or reimburse),
(v) any obligations under capitalized leases (determined in accordance with GAAP) with respect to which a Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or with respect to which obligations a Person assures a creditor against loss, and (vi) any indebtedness secured by a Lien on a Person's assets.

         "INTELLECTUAL PROPERTY RIGHTS" means all (i) patents, patent applications, patent disclosures and inventions, (ii) trademarks, service marks, trade dress, trade names, logos and corporate names and registrations and applications for registration thereof together with all of the goodwill associated therewith, (iii) copyrights (registered or unregistered) and copyrightable works and registrations and applications for registration thereof,
(iv) mask works and registrations and applications for registration thereof, (v) trade secrets and other confidential information (including, without limitation, ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial and marketing plans and customer and supplier lists and information),
(vi) other intellectual property rights and (vii) copies and tangible embodiments thereof (in whatever form or medium).

         "INVESTMENT" as applied to any Person means (i) any direct or indirect purchase or other acquisition by such Person of any notes, obligations, instruments, stock, securities or ownership interest (including partnership interests and joint venture interests) of any other Person and (ii) any capital contribution by such Person to any other Person.

         "IRC" means the Internal Revenue Code of 1986, as amended, and any reference to any particular IRC section shall be interpreted to include any revision of or successor to that section regardless of how numbered or classified.

         "IRS" means the United States Internal Revenue Service.

         "KNOWLEDGE" and "AWARE" mean and include (i) the actual knowledge or awareness of the Company and its Subsidiaries (which shall include the actual knowledge and awareness of the officers, directors and key employees of the Company and its Subsidiaries and the general managers of each facility of the Company and its Subsidiaries) and (ii) the knowledge or awareness of facts that may be reasonably imputed to the Company. Without limiting the generality of the forgoing, the knowledge or awareness of Ulf Arnetz, Felimy Greene, Lars Ivarsson, Angiras Koorapaty and Hakan Wohlen shall be imputed to the Company.

         "LIENS" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof), any sale of receivables with recourse against the Company, any Subsidiary or any Affiliate, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute other than to reflect ownership by a third party of property leased to the Company or any Subsidiaries under a lease which is not in the nature of a conditional sale or title retention agreement, or any subordination arrangement in favor of another Person (other than any subordination arising in the ordinary course of business).

         "MATERIAL ADVERSE EFFECT" means an event that, alone or in the aggregate with other events, is materially adverse to the financial condition, operating results, assets, or operations of the Company and its Subsidiaries taken as a whole.

         "OFFICER'S CERTIFICATE" means a certificate signed by the Company's President or its chief financial officer.

         "PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

         "PREFERRED STOCK" means the Series A Preferred Stock as described in the Company's Amended and Restated Certificate of Incorporation, together with the Series B Preferred.

         "RESTRICTED SECURITIES" means (i) the Series B Preferred issued hereunder, (ii) the Common Stock issued upon conversion of the Series B Preferred and (iii) any securities issued with respect to the securities referred to in clauses (i) or (ii) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Restricted Securities, such securities shall cease to be Restricted Securities when they have (a) been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, or (b) been distributed to the public through a broker, dealer or market maker pursuant to Rule 144 (or any similar provision then in force) under the Securities Act or become eligible for sale pursuant to Rule 144(k) (or any similar provision then in force) under the Securities Act or (c) been otherwise transferred and new certificates for them not bearing the Securities Act legend set forth in SECTION 4B have been delivered by the Company in accordance with SECTION 4C.

         "SBIC" means a small business investment company licensed under the Small Business Investment Act of 1958, as amended.

         "SBIC REGULATIONS" means the Small Business Investment Company Act of 1958, as amended, and the regulations issued by the Small Business Administration thereunder, 13 CFR 107 and 121, as amended.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, or any similar federal law then in force.

         "SECURITIES AND EXCHANGE COMMISSION" includes any governmental body or agency succeeding to the functions thereof.

         "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any similar federal law then in force.

         "SERIES A PREFERRED" means the Series A Preferred Stock as described in the Amended and Restated Certificate of Incorporation.

         "SUBSIDIARY" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the units, membership interests, partnership interests or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any manager, managing member or general partner of, or has the power to elect a majority of the members of governing body of, such limited liability company, partnership, association or other business entity.

         "TREASURY REGULATIONS" means the United States Treasury Regulations promulgated under the IRC, and any reference to any particular Treasury Regulation section shall be interpreted to include any final or temporary revision of or successor to that section regardless of how numbered or classified.

         "UNDERLYING COMMON STOCK" means (i) the Common Stock issued or issuable upon conversion of the Series B Preferred, and (ii) any Common Stock issued or issuable with respect to the securities referred to in clause (i) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. For purposes of this Agreement, any Person who holds Series B Preferred shall be deemed to be the holder of the Underlying Common Stock obtainable upon conversion of the Series B Preferred Stock in connection with the transfer thereof or otherwise, and regardless of any restriction or limitation on the conversion of the Series B Preferred. As to any particular shares of Underlying Common Stock, such shares shall cease to be Underlying Common Stock when they have been (a) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act (or any similar provision then in force) or (c) repurchased by the Company or any Subsidiary.

         "WHOLLY-OWNED SUBSIDIARY" means, with respect to any Person, a Subsidiary of which all of the outstanding capital stock or other ownership interests are owned by such Person or another Wholly-Owned Subsidiary of such Person.

         6B. OTHER DEFINITIONS. The terms set forth below are defined on the following pages of the Agreement:



Affiliated Group..................21
Agreement..........................1
Closing............................1
Closings...........................2
Common Stock.......................1
Company............................1
Date Failure......................29
Environmental Laws................27
ERISA.............................25
Financing.........................12
First Closing......................2
First Purchasers...................1
Indemnified Liabilities...........38
Indemnities.......................38
Latest Balance Sheet..............18
Other Plans.......................26
Plans.............................26
Profit Sharing Plan...............26
Purchaser..........................1
Purchasers.........................1
Registration Agreement.............2
Relevant Documents................15
SBA...............................12
SBIC Holder.......................11
Second Closing.....................2
Stockholders Agreement.............2
Subsequent Purchasers..............1
Subsequent Shares..................2
Tax...............................19
Tax Return........................21
Taxes.............................21
Year 2000 Data....................29

         SECTION 7. MISCELLANEOUS.

         7A. DIRECTED SHARE PROGRAM. In the event of the Company's initial public offering of equity securities more than one year from the Effective Date, and to the extent permitted by applicable law, the Company shall use its best efforts to establish, or cause the managing underwriter to establish, a directed share program, consistent with applicable laws, rules and regulations (including, without limitation, rules and regulations promulgated by the Commission and the National Association of Securities Dealers, Inc.), pursuant to which the Purchasers shall have the option to purchase up to fifteen percent (15%) of the securities offered (the "DIRECTED SHARES") valued at the initial offering price; provided that the lead underwriter may reduce or eliminate entirely such allocation if in such underwriter's judgment the initial public offering may be adversely affected. The Purchasers shall have a right of oversubscription with respect to the Directed Shares such that if any Purchaser fails to purchase its pro rata portion of the Directed Shares, the other Purchasers shall, among them, have the right to purchase up to the balance of the Directed Shares not so purchased. If, as a result thereof, such oversubscriptions exceed the total number of Directed Shares available in respect of such oversubscription privilege, the oversubscribing Purchasers shall be reduced with respect to their oversubscriptions on a pro rata basis or as they may otherwise agree among themselves.

         7B. EXPENSES. The Company shall pay, and hold each Purchaser and all holders of Series B Preferred and Underlying Common Stock harmless against liability for the payment of (i) the reasonable fees and expenses of Purchasers' counsel, not to exceed $75,000, arising in connection with the negotiation and execution of this Agreement and the consummation of the transactions contemplated by this Agreement which shall be payable at the Closing or, if the Closing does not occur, payable upon demand, and (ii) stamp and other taxes which may be payable in respect of the execution and delivery of this Agreement or the issuance, delivery or acquisition of any shares of Series B Preferred or any shares of Common Stock issuable upon conversion of the Series B Preferred.

         7C. REMEDIES. Each holder of Series B Preferred and Underlying Common Stock shall have all rights and remedies set forth in this Agreement and the other Relevant Documents, and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

         7D. PURCHASER'S INVESTMENT REPRESENTATIONS. Each Purchaser represents and warrants to the Company and to each other Purchaser as follows:

             i. The Purchaser is acquiring the Series B Preferred shares and Underlying Common Stock for his own account, for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distribution or selling the same in violation of applicable law; and the Purchaser has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for such disposition.

             ii. The Purchaser has the full power and authority to enter into and to perform its obligations under this Agreement, the Registration Agreement and the Stockholders Agreement in accordance with their respective terms. If the Purchaser is a corporation, partnership or trust, it represents that it has not been organized, reorganized or recapitalized specifically for the purpose of investment in the Company. The Purchaser has adequate net worth and means of providing for his or its current needs and personal contingencies to sustain a complete loss of his investment in the Company; and the Purchaser's overall commitment to investments which are not readily marketable is not disproportionate to his net worth and the Purchaser's investment in the Series B Preferred shares and the Underlying Common Stock will not cause such overall commitment to become excessive.

             iii. The Purchaser has substantial knowledge and experience in making investment decisions of this type, and is capable of evaluating the merits and risks of this investment.

             iv. The Purchaser is an "accredited investor" within the definition set forth in Securities Act Rule 501(a).

             v. If the Purchaser's principal address as set forth on the signature page below is a location outside of the United States of America and its territories, the Purchaser is executing this Agreement outside of the United States and the Purchaser: (a) is not a U.S. person (as defined in Securities Act Rule 902(k)) and is not acquiring the Series B Preferred shares and the Underlying Common Stock for the account or benefit of any U.S. person; (b) will resell the Series B Preferred and Underlying Common Stock only in accordance with (A) the provisions of Regulation S promulgated under the Securities Act ("REGULATION S"), (B) pursuant to an effective registration statement under the Securities Act, or (C) pursuant to an available exemption from registration under the Securities Act; and agrees not to engage in hedging transactions unless in compliance with the Securities Act; and
        (c) will not offer or sell the Series B Preferred shares or Underlying Common Stock to a U.S. Person or to or for the account or benefit of a U.S. Person, or engage in any hedging transactions, prior to the expiration of the one year period after the Closing.

         7E. TREATMENT OF THE SERIES B PREFERRED. The Company covenants and agrees that (i) so long as federal income tax laws prohibit a deduction for distributions made by the Company with respect to the Series B Preferred, it shall treat all distributions paid by it out of current and accumulated earnings and profits on the Series B Preferred as non-deductible dividends on all of its tax returns to the extent consistent with applicable law and subject to the reasonable advice of tax counsel or the Company's independent accountants, and (ii) it shall treat the Series B Preferred as preferred stock in all of its GAAP based financial statements and other reports and shall treat all distributions paid by it on the Series B Preferred as dividends on preferred stock in such statements and reports.

         7F. CONSENT TO AMENDMENTS. Except as otherwise expressly provided herein, the provisions of this Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the holders of a majority of the Underlying Common Stock. No other course of dealing between the Company and the holder of any Series B Preferred or Underlying Common Stock or any delay in exercising any rights hereunder or under the other Relevant Documents shall operate as a waiver of any rights of any such holders. For purposes of SECTION 7F, shares of Series B Preferred or Underlying Common Stock held by the Company or any Subsidiaries shall not be deemed to be outstanding.

         7G. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, regardless of any investigation made by any Purchaser or on its behalf.

         7H. SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for any Purchaser's benefit as a purchaser or holder of Series B Preferred or Underlying Common Stock are also for the benefit of, and enforceable by, any subsequent holder of such Series B Preferred or such Underlying Common Stock.

         7I. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES. Where any accounting determination or calculation is required to be made under this Agreement or the exhibits hereto, such determination or calculation (unless otherwise provided) shall be made in accordance with generally accepted accounting principles, consistently applied, except that if because of a change in generally accepted accounting principles the Company would have to alter a previously utilized accounting method or policy in order to remain in compliance with generally accepted accounting principles, such determination or calculation shall continue to be made in accordance with the Company's previous accounting methods and policies.

         7J. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

         7K. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts in the form attached hereto, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

         7L. DESCRIPTIVE HEADINGS; INTERPRETATION. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word "including" in this Agreement shall be by way of example rather than by limitation.

         7M. GOVERNING LAW. The corporate law of the State of Delaware shall govern all issues and questions concerning the relative rights and obligations of the Company and its stockholders. All other issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

         7N. NOTICES. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to each Purchaser at the address indicated on the SCHEDULE OF PURCHASERS and to the Company and counsel for the Company and Purchasers at the address indicated below:

                  Ulf Arnetz
                  President and CEO
                  Corechange, Inc.
                  260 Franklin Street, Suite 1890
                  Boston, Massachusetts  02100

                  with a copy to (which shall not constitute notice hereunder):

                  Hale and Dorr
                  60 State Street
                  Boston, Massachusetts 02109
                  Attention:       Stuart M. Falber
                  Telecopy No:  (617) 526-5000

                  Kirkland & Ellis
                  200 East Randolph Drive
                  Chicago, Illinois 60601
                  Attention:       Gary R. Silverman
                  Telecopy No:     (312) 861-2200

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

         7O. UNDERSTANDING AMONG THE PURCHASERS. The determination of each Purchaser to purchase the Series B Preferred pursuant to this Agreement has been made by such Purchaser independent of any other Purchaser and independent of any statements or opinions as to the advisability of such purchase or as to the properties, business, prospects or condition (financial or otherwise) of the Company and its Subsidiaries which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser. In addition, it is acknowledged by each of the other Purchasers that ABN AMRO has not acted as an agent of such Purchaser in connection with making its investment hereunder and that ABN AMRO shall not be acting as an agent of such Purchaser in connection with monitoring its investment hereunder. Each Purchaser represents that there are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement that is binding on such Purchaser, and each Purchaser shall pay, and hold each other Purchaser and the Company harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys' fees and out of pocket expenses) arising in connection with any such claim or any other claim arising out of the failure of the acknowledgements and understandings stated in this SECTION 7N.

         7P. NO STRICT CONSTRUCTION. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

         7Q. ENVIRONMENTAL LIABILITIES. Without limiting the generality of the representations and warranties set out in SECTION 5 above, the Company shall defend, protect, indemnify and hold harmless each Purchaser and all other Indemnitees from and against any and all actions, causes of action, suits, losses, liabilities, damages, injuries, penalties, fees, costs, expenses and claims of any and every kind whatsoever paid, incurred or suffered by, or asserted against, each Purchaser or any other Indemnitee for, with respect to, or as a direct or indirect result of, the past, present or future environmental condition of any property owned, operated or used by the Company, any Subsidiary, their predecessors or successors or of any offsite treatment, storage or disposal location associated therewith, including, without limitation, the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, release, or threatened release into, onto or from, any such property or location of any toxic, chemical or hazardous substance, material or waste (including, without limitation, any losses, liabilities, damages, injuries, penalties, fees, costs, expenses or claims asserted or arising under the Comprehensive Environmental Response, Compensation and Liability Act, any so-called "Superfund" or "Superlien" law, or any other federal, state, local or foreign statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability or standards on conduct concerning, any toxic, chemical or hazardous substance, material or waste), regardless of whether caused by, or within the control of, the Company or any Subsidiary.

                                    * * * * *

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

                                CORECHANGE, INC.


                                By:  /s/ ULF ARNETZ

                                Its:  President / CEO

                                Date:  Feb. 18, 2000

                             SCHEDULE OF PURCHASERS

    ------------------------------------------------------------------------

                                  NO. OF SHARES OF       TOTAL PURCHASE
     NAMES AND ADDRESSES         SERIES B PREFERRED    PRICE FOR SERIES B
                                       STOCK            PREFERRED STOCK


                                Corechange, Inc.
           Schedule of Series B Preferred Convertible Bridge Financing

                                                  Date of    Interest till    Daily     Principal    # of Series B
Name                                Amount        Deposit       2/18/00     Interest    + Interest    Pref Shares
HarbourVest Partners LLC           $   500,000   11/2/99      $   11,945.21$   109.59  $  511,945       87,707

Ulf Arnetz                         $   250,000   11/2/99      $    5,972.60     54.79  $  255,973       43,853

Torbjorn Karlsson                  $   250,000   11/2/99      $    5,972.60     54.79  $  255,973       43,853

Breviksgruppen AB                  $   100,000   12/29/99     $    1,139.73     21.92  $  101,140       17,327

Minvest AB                         $   120,000   12/29/99     $    1,367.67     26.30  $  121,368       20,793

Henrik Ingvarsson                  $    25,000   12/29/99     $      284.93      5.48  $   25,285        4,332

Andreas Nyberg                     $    13,000   12/29/99     $      148.16      2.85  $   13,148        2,253

Dan Segenmark                      $   120,000   12/29/99     $    1,367.67     26.30  $  121,368       20,793

Lars Ahlstrom                      $    50,000   12/29/99     $      569.86     10.96  $   50,570        8,664

Jan Khilberg                       $   120,000   12/29/99     $    1,367.67     26.30  $  121,368       20,793

Andreas Segenmark                  $   120,000   12/29/99     $    1,367.67     26.30  $  121,368       20,793

Svensk Vininformation AB           $    50,000   12/29/99     $      569.86     10.96  $   50,570        8,664

J O Hersler Consulting AB          $    20,000   12/29/99     $      227.95      4.38  $   20,228        3,465

Sofie Emilsson                     $    50,000   12/29/99     $      569.86     10.96  $   50,570        8,664

Rosebud Corporation                $   300,000   12/29/99     $    3,419.18     65.75  $  303,419       51,982

Robert Friberg                     $   200,000   12/29/99     $    2,279.45     43.84  $  202,279       34,655

Svensk Vininformation AB           $    40,000   12/29/99     $      455.89      8.77  $   40,456        6,931

Andreas Strindholm                 $    10,000   12/29/99     $      113.97      2.19  $   10,114        1,733

Per Sahlestrom                     $    20,000   12/29/99     $      227.95      4.38  $   20,228        3,465

Jan Matsson                        $    18,000   12/29/99     $      205.15      3.95  $   18,205        3,119

Harald Mattson Marn                $    58,500   12/29/99     $      666.74     12.82  $   59,167       10,136

Carl Mattson Marn                  $    58,500   12/29/99     $      666.74     12.82  $   59,167       10,136

Hans Bjurklint                     $    35,000   12/29/99     $      398.90      7.67  $   35,399        6,065

Rikard Svensson                    $   150,000   12/29/99     $    1,709.59     32.88  $  151,710       25,991

Fredrik Svensson                   $   150,000   12/29/99     $    1,709.59     32.88  $  151,710       25,991

Matz Borsch                        $   100,000   12/29/99     $    1,139.73     21.92  $  101,140       17,327

Bjorn von Malmborg                 $   143,000   12/29/99     $    1,629.81     31.34  $  144,630       24,778

Hans Jacobsson                     $    81,000   12/29/99     $      923.18     17.75  $   81,923       14,035

Adam Dahlberg                      $   115,000   12/29/99     $    1,310.68     25.21  $  116,311       19,926

Stina Linden                       $    20,000   1/27/00      $      100.82      4.38  $   20,101        3,444

Ulf Oster                          $    20,000   1/27/00      $      100.82      4.38  $   20,101        3,444

Erik Ekberg                        $    15,000   1/27/00      $       75.62      3.29  $   15,076        2,583

Strom & Partners                   $    45,000   1/27/00      $      226.85      9.86  $   45,227        7,748

Richard Hellberg                   $    16,000   2/7/00       $       42.08      3.51  $   16,042        2,748

                                   $ 3,383,000                $      50,274   $   741  $3,433,274      588,192

Direct Investors in the Series B

Harbourvest Capital                $ 1,500,000                                                         256,981

ABN AMRO Capital (USA), Inc.       $ 4,000,000                                                         685,284

Xcelera.com                        $ 3,500,000                                                         599,623

Xcelera.com                        $ 5,000,000                                                         856,604

Ronald Hirsch                      $    25,000                                                           4,283

UK Private Investors

AIB Nominees                       $    75,000                                                          12,849

Marquis Limited                    $    50,000                                                           8,566

Ms. Caroline Kauslick Coombs       $    50,000                                                           8,566

Mr. Phelim Greene                  $    25,000                                                           4,283

Mr. Donal Greene                   $    32,000                                                           5,482

Mr. Kevin MacNally                 $    25,000                                                           4,283

Mrs. Niamh McGowan                 $    25,000                                                           4,283

Ms. Margaret Kennedy               $    43,750                                                           7,495

Total Direct Series B Preferred I  $14,350,750                                                       2,458,583

Total Converted + Direct Investor  $17,733,750                                                       3,046,775





HarbourVest Partners LLC            One Financial Center Boston

Ulf Arnetz                          260 Franklin St Boston

Torbjorn Karlsson                   c/o Corechange Svenska, Stockholm

Breviksgruppen AB                   Birger Jarlsgatan 2, 114 32 Stockholm

Minvest AB                          Neglinge Center, 133 33 Saltsjobaden

Henrik Ingvarsson                   Vikingagatan 27, 113 42 Stockholm

Andreas Nyberg                      Fleminggatan 56, 112 45 Stockholm

Dan Segenmark                       Kistavagen 14, 192 67 Sollentuna

Lars Ahlstrom                       Bergsjoholm, 271 91 Ystad

Jan Khilberg                        Engelbrektsgatan 18, 5 Tr, 114 32 Stockholm

Andreas Segenmark                   Borgvagen 21, 192 55 Sollentuna

Svensk Vininformation AB            Box 9175, 102 73 Stockholm

J O Hersler Consulting AB           Engelbrektsgatan 39, 3 tr, 114 32 Stockholm

Sofie Emilsson                      Radmansgatan 84, 113 29 Stockholm

Rosebud Corporation                 C/O Jean Paul Le Grand, 37 39 Avenue Dumas, Geneva Switzerland

Robert Friberg                      Sockenvagen 141, 132 46 Stockholm

Svensk Vininformation AB            Box 9175, 102 73 Stockholm

Andreas Strindholm                  Ballonggatan 21, 169 71 Solna

Per Sahlestrom                      Bromma Kyrkvag 448, 168 58 Bromma

Jan Matsson                         Palsundsgatan 6, 117 31 Stockholm

Harald Mattson Marn                 Styrmansgatan 24, 114 54 Stockholm

Carl Mattson Marn                   Styrmansgatan 24, 114 54 Stockholm

Hans Bjurklint                      Skapparp, 310 40 Harplinge

Rikard svensson                     Herrgardsgatan 2 A, 722 13 Vasteras

Fredrik Svensson                    Skeppsgatan 1, 721 32 Vasteras

Matz Borsch                         Tornbrinken 6, 132 36 Saltsjo-Boo

Bjorn von Malmborg                  Camino Alto, 108 La Moraleja, 28109 Al Cobendas(Mardrid)Spanien

Hans Jacobsson                      Kiviksgatan 13, 168 54 Bromma

Adam Dahlberg                       Riddargatan 15, 114 57 Stockholm

Stina Linden                        Baltvagen 7, 191 33 Sollentuna

Ulf Oster                           Skogsfrugrand 33, 167 62 Bromma

Erik Ekberg                         Strandvagen 57, 115 23 Stockholm

Strom & Partners                    Strom & Partners, P O Box 775, 8024 Zurich, Switzerland

Richard Hellberg                    Engelbrektsgatan 23, 114 23 Stockholm


DIRECT INVESTORS IN THE SERIES B

Harbourvest Capital                 One Financial Center, 44th Floor, Boston, MA 02111

ABN AMRO Capital (USA), Inc.        208 South LaSalle Street, 10th Floor, Chicago, IL 60604

Xcelera.com                         Ugland House, South Church Street, Grand Cayman, Cayman Island, British West Imdies

Xcelera.com                         Ugland House, South Church Street, Grand Cayman, Cayman Island, British West Imdies

Ronald Hirsch                       223 North Guadalupe, PMB # 153, Santa Fe, NM 87501

UK Private Investors

AIB Nominees                        AIB Nominees, Allied Irish Bank House, P.O. Box 468, Grenville Street, St.
                                    Hellier, Jersey JE 8WT, Channel Islands

Marquis Limited                     Mr. Brad Walmsley, VP Cititrust Switzerland, 62 Rue du Rhone, PO BOAX 3946, CH-1211,
                                    Geneva 3, Switzerland

Ms. Caroline Kauslick Coombs        23 York Avenue, East Sheen, London, SW14, 7LQ, UK

Mr. Phelim Greene                   72 Leopardstown Ave., Blackrock, Co. Dublin, Ireland

Mr. Donal Greene                    Treetops, 114 Roebuck Road, Clonskeagh, Dublin 14, Ireland

Mr. Kevin MacNally                  3 Ailesbury Way, Ailesbury Road, Dublin 4, Ireland

Mrs. Niamh McGowan                  Smurfit Print, 33 Botanic Road, Glasnevin, Dublin 9, Ireland

Ms. Margaret Kennedy                9 Ashurst College Road, Kilkenny, Co. Kilkenny, Ireland

Total Direct Series B Preferred I

Total Converted + Direct Investor

                        FORM OF PURCHASER SIGNATURE PAGE

         By its execution and delivery of this signature page, the undersigned Purchaser hereby joins in and agrees to be bound by the terms and conditions of
(i) the Series B Convertible Preferred Stock Purchase Agreement dated as of February 18, 2000 (the "Series B Purchase Agreement") by and among Corechange, Inc. ("Corechange") and the Purchasers (as defined therein), as to the number of shares of Series B Convertible Preferred Stock set forth below, (ii) the Amended and Restated Stockholders Agreement dated as of February 18, 2000 (the "Stockholders Agreement") by and among Corechange and the stockholders (as defined therein) as a "Stockholder" thereunder, and (iii) the Registration Agreement dated as of February 18, 2000 (the "Registration Agreement ") by and among Corechange and the Holders (as defined therein) as a "Holder" thereunder, and authorizes this signature page to be attached to the Series B Purchase Agreement, the Stockholders Agreement and the Registration Agreement or counterparts thereof.

                                               Name of Purchaser

                                               ----------------------------

                                               By:
                                                    -----------------------
                                                        Title:

                                               Record
                                               Address:
                                                       --------------------

                                               ----------------------------

                                               Telecopy No.:
                                                            ---------------

                                               Number of Shares:
                                                                -----------

                                               Aggregate purchase price:

                                               $-------------

Agreed to and accepted this

___ day of ________, 2000

CORECHANGE, INC.

By:
    ----------------------
         Title:

             PLEASE COMPLETE, SIGN AND RETURN AS SOON AS POSSIBLE BY TELECOPY, WITH THE ORIGINAL THEN SENT BY OVERNIGHT COURIER, TO:

                             STUART M. FALBER, ESQ.
                                Hale and Dorr LLP
                                 60 State Street
                                Boston, MA 02109
                                Tel: 617-526-6663
                                Tel: 617-526-5000

                                                                       EXHIBIT A

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                                CORECHANGE, INC.

                         Pursuant to Section 242 of the

                General Corporation Law of the State of Delaware

CORECHANGE, INC., (hereinafter called the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

By action of the Board of Directors of the Corporation taken at a meeting, a resolutions was duly adopted, pursuant to Section 242 of the General Corporation Law of the State of Delaware, setting forth an amendment to the Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The stockholders of the Corporation duly approved said proposed amendment by written consent in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware, and written notice of such consent will be given to all stockholders who have not consented in writing to said amendment. The resolution setting forth the amendment is as follows:

RESOLVED: That Article FOURTH of the Certificate of Incorporation of the
          Corporation be and hereby is deleted in its entirety and that Article FOURTH in the form attached hereto as EXHIBIT A be inserted in lieu thereof.

IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Certificate of Amendment to be signed by its President this 18th day of February, 2000.

                                             CORECHANGE, INC.


                                             By:  __________________________
                                                      President
                                                      Ulf Arnetz

                         EXHIBIT A TO THE CERTIFICATE OF
                  AMENDMENT OF THE CERTIFICATE OF INCORPORATION
                               OF CORECHANGE, INC.


                  Article Fourth of the Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:

         ARTICLE FOURTH. The Corporation shall only be authorized to issue 15,000,000 shares of common stock, $.01 par value per share (including Common Stock reserved for conversion of the Preferred Stock, and convertible securities, options and warrants), and7,849,584 shares of Preferred Stock, $.01 par value per share consisting of: (a) 413,965 shares designated as Series I Junior Convertible Preferred Stock, $.01 par value per share (the "SERIES I PREFERRED"), (b) 336,021 shares designated as Series II Junior Convertible Preferred Stock, $.01 par value per share (the "SERIES II PREFERRED"), (c) 215,000 shares designated as Series III Junior Convertible Preferred Stock, $.01 par value per share (the "SERIES III PREFERRED"), (d) 2,884,598 shares designated as Series A Convertible Preferred Stock, $.01 par value per share (the "SERIES A PREFERRED"), and (e) 4,000,000 shares designated as Series B Convertible Preferred Stock, $.01 par value per share (the "SERIES B PREFERRED," and collectively with the Series I Preferred, Series II Preferred, Series III Preferred and Series A Preferred the "PREFERRED STOCK"). The relative powers, preferences, and rights of and the relative qualifications, limitations, and restrictions on such common stock and the Preferred Stock shall be as follows:

         Section 1.        DEFINITIONS.

         Capitalized terms used in this ARTICLE FOURTH and not otherwise defined herein shall have the meanings set forth in SECTION 11 hereof.

         Section 2.        RELATIVE RIGHTS AND PRIVILEGES.

         2A. COMMON STOCK. Except as otherwise provided by the General Corporation Law of the State of Delaware or by this Article IV fixing the relative powers, preferences and rights and the qualifications, limitations or restrictions of any series of Preferred Stock, the entire voting power of the shares of the Corporation for the election of Directors and for all other purposes, as well as all other rights appertaining to shares of the Corporation, shall be vested exclusively in the Common Stock. Each share of Common Stock shall have one vote upon all matters to be voted on by the holders of the Common Stock at all meetings of stockholders (and written actions in lieu of meetings). There shall be no cumulative voting. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of Delaware.

                   Each share of Common Stock shall be entitled to participate equally in all dividends payable with respect to the Common Stock and to share equally, subject to the rights and preferences of any Preferred Stock, in all assets of the Corporation, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the affairs of the Corporation, or upon any distribution of the assets of the Corporation.

         2B. PREFERRED STOCK. Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided.

                   Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences or relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, all to the full extent now or hereafter permitted by the General Corporation law of Delaware. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock or any other series to the extent permitted by law. Except as otherwise provided in this Certificate of Incorporation, no vote of the holders of the Preferred Stock or Common Stock shall be a prerequisite to the designation or issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of this Certificate of Incorporation, the right to have such vote being expressly waived by all present and future holders of the capital stock of the Corporation.

         Section 3.        DIVIDENDS.

         3A. ORDINARY DIVIDENDS. The Board of Directors of the Corporation may determine the amount, timing and nature of any dividends or other distributions to be declared and paid with respect to each share of Common Stock, provided however, that the Corporation may not pay any such dividends nor make any such distributions, whether in cash or in kind, with respect to any share of Common Stock (other than dividends payable in shares of Common Stock or other securities of the Corporation distributed in connection with repurchases of

Common Stock held by employees, officers, directors, consultants and advisers of the Corporation pursuant to the Company's stock restriction agreements), unless the Corporation shall have also declared and paid to the holders of the Preferred Stock at the same time that it declares and pays such dividends to the holders of the Common Stock, the dividends which would have been declared and paid with respect to the Common Stock issuable upon conversion of the Preferred Stock had all of the outstanding Preferred Stock been converted into Common Stock immediately prior to the record date for such dividend, or if no record date is fixed, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.

         3B. PREFERENTIAL DIVIDENDS; GENERAL OBLIGATION. In addition to any dividends under SECTION 3A, and to the extent permitted under the General Corporation Law of Delaware, the Corporation shall pay preferential dividends in cash to the holders of the Series B Preferred as provided in SECTIONS 3B, 3C AND 3D. Except as otherwise provided herein, dividends (the "8% Dividends") on each share of the Series B Preferred (a "SERIES B SHARE") shall accrue on a daily basis at the rate of 8% per annum on the Liquidation of each Series B Share from and including the date of issuance of such Series B Share to and including the first to occur of (i) the date on which the Liquidation Value of such Series B Share (plus all accrued and unpaid dividends thereon) is paid to the holder thereof in connection with the liquidation of the Corporation pursuant to
SECTION 4 or the redemption of such Series B Share by the Corporation pursuant to SECTION 5, and (ii) the date on which such Series B Share is converted into shares of Conversion Stock pursuant to SECTION 7. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends, and such dividends shall be cumulative. The date on which the Corporation initially issues any Series B Share shall be deemed to be its "date of issuance" regardless of the number of times transfer of such Series B Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Series B Share.

         3C. ACCUMULATION OF DIVIDENDS DIVIDEND PAYMENT REFERENCE DATES. All preferential dividends which have accrued on each Series B Share under SECTION 3 shall be accumulated and shall remain accumulated dividends with respect to such Series B Share until paid to the holder thereof.

         3D. DISTRIBUTION OF PARTIAL DIVIDEND PAYMENTS. Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Series B Preferred, such payment shall be distributed pro rata among the holders thereof based upon the aggregate accrued but unpaid dividends on the Series B Shares held by each such holder.

         Section 4.        LIQUIDATION.

         4A. PRIORITY OF SERIES B PREFERRED. Upon any liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary), each holder of Series B Preferred shall be entitled to be paid, after and subject to the payment in full of all amounts required to be distributed to the holders of any class or series of stock ranking in liquidation prior and in preference to the Series B Preferred, but before any distribution or payment is made upon any Junior Securities, an amount in cash equal to the greater of (i) the aggregate Liquidation Value of all Series B Shares held by such holder (plus all accrued and unpaid dividends thereon), and (ii) an amount in cash equal to the amount such holder would have received had such holder's Series B Shares been converted into Conversion Stock immediately prior to such liquidation, dissolution or winding up. If upon any such liquidation, dissolution or winding up of the Corporation, the Corporation's assets to be distributed among the holders of the Series B Preferred are insufficient to permit payment to such holders of the aggregate amount that they are entitled to be paid under this Section 4, then such assets shall be distributed pro rata among the holders of the Series B Preferred and of any other class or series of stock ranking on liquidation on a parity with the Series B Preferred based upon the aggregate amount each such holder would otherwise be entitled to receive if all amounts payable on or with respect to such shares were paid in full. For purposes of the foregoing paragraph, the mere fact that an event may constitute a Change in Ownership or Fundamental Change as defined hereinafter shall not by itself cause such event to be construed as a liquidation, dissolution or winding up of the Corporation.

         4B. PRIORITY OF SERIES A PREFERRED. Upon any liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary), after and subject to payment of all amounts due to the holders of Series B Shares as provided above in Section 4A and any other class or series of stock of the Corporation ranking on liquidation prior and in preference to Series A Preferred, each holder of Series A Preferred shall be entitled to be paid, before any distribution or payment is made upon any Junior Securities and on a parity with the Series I, II and III, an amount in cash equal to the aggregate Liquidation Value of all Series A Preferred held by such holder (plus all accrued and unpaid dividends thereon). If upon any such liquidation, dissolution or winding up of the Corporation the Corporation's assets to be distributed among the holders of the Series A Preferred and any other class or series of stocks ranking on liquidation on a parity with such Series A Preferred (after payment to the holders of the Series B Preferred and any other class or series of stock of the Corporation ranking on liquidation prior and in preference to the Series A Preferred) are insufficient to permit payment to such holders of the aggregate amount that they are entitled to be paid upon such liquidation, dissolution or winding up of the Corporation, then the entire assets available to be distributed to the Corporation's stockholders, after payment of all amounts due to the holders of Series B Shares as provided above in Section 4A and any other class or series of stock of the Corporation ranking on liquidation prior and in preference to the Series A Preferred, shall be distributed pro rata among the holders of the Series A Preferred and any other class or series of stock ranking on liquidation on a parity with the Series A Preferred Stock based upon the amount each such holders would otherwise be entitled to receive if all amounts payable in or with respect to such shares were paid in full. For purposes of the foregoing paragraph, the mere fact that an event may constitute a Change in Ownership or Fundamental Change as defined hereinafter shall not by itself cause such event to be construed as a liquidation, dissolution or winding up of the Corporation.

         4C. DISTRIBUTION TO HOLDERS OF COMMON STOCK. Upon any liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary), after and subject to payment of all amounts due to the holders of Preferred Stock as provided above in SECTIONS 4A AND 4B in the Certificate of Designation for the Series I Preferred, Series II Preferred and Series III Preferred, respectively, any remaining assets or funds of the Corporation available for distribution to the holders of capital stock of the Corporation shall be distributed among the holders of Common Stock, pro rata, based on the number of shares of Common Stock held by each stockholder.

         4D. DECLARATION OF DIVIDENDS PRIOR TO LIQUIDATION. Prior to the liquidation, dissolution or winding up of the Corporation, the Corporation shall declare for payment all accrued and unpaid dividends with respect to the Preferred Stock, but only to the extent of funds of the Corporation legally available for the payment of dividends, giving preference first to those unpaid dividends due to the holders of the Series B Preferred in the event that there are not sufficient funds of the Corporation legally available for payment of all such unpaid dividends.

         4E. NOTICE. Not less than 10 days prior to the payment date stated therein, the Corporation shall mail written notice of any such liquidation, dissolution or winding up to each record holder of Preferred Stock, setting forth in reasonable detail the amount of proceeds to be paid with respect to each share of Preferred Stock and each share of Common Stock in connection with such liquidation, dissolution or winding up.

         Section 5.        REDEMPTIONS.

         5A. CHANGE IN OWNERSHIP.

             i. If a Change in Ownership has occurred or the Corporation obtains knowledge that a Change in Ownership is proposed to occur, the Corporation shall give prompt written notice of such Change in Ownership or proposed Change in Ownership describing in reasonable detail the material terms and date of consummation thereof to each holder of Series A Preferred and each holder of Series B Preferred, and the Corporation shall give each such holder prompt written notice of any material change in the terms or timing of such transaction to the extent it is aware of such information.

             ii. In the event of a Change in Ownership, the holder or holders of a majority of the Series B Preferred Shares then outstanding may require the Corporation to redeem all of the Series B Preferred Shares at a Redemption Price per Series B Preferred Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon) subject to the payment in full of all amounts required to be distributed in the event of such Change in Ownership to the holders of any class or series of stock ranking prior in preference to the Series B Preferred; provided that, if the aggregate consideration paid to the Corporation or its stockholders as a result of the Change in Ownership as determined by the Board of Directors in their reasonable discretion equals at least $30 million, then accrued and unpaid 8% Dividends shall not be included in the redemption price and shall not be paid to the holders of Series B Preferred Shares in connection with such redemption. The Redemption Price under this paragraph may, in the Board's reasonable discretion, be paid with the same form of consideration received by the selling shareholders for their controlling interest in the Corporation, with the value of such consideration to be determined by the Board in its reasonable discretion.

              iii. In the event of a Change in Ownership, after and subject to payment of all amounts to the holders of Series B Preferred Shares as provided above in SECTION 5B(ii), the holder or holders of a majority of the Series A Preferred Shares then outstanding may require the Corporation to redeem all of the Series A Preferred Shares for a Redemption Price equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon) subject to the payment in full of all amounts required to be distributed in the event of such Change in Ownership to the holders of any class or series of stock ranking prior in preference to the Series A Preferred.

              iv. The foregoing majority holder or holders may require redemption as described above by giving written notice to the Corporation of their respective elections prior to the later of (a) 21 days after receipt of the Corporation's notice and (b) five days prior to the consummation of the Change in Ownership (the "EXPIRATION DATE"). Upon the later of (a) the occurrence of the Change in Ownership, and (b) five days after the Corporation's receipt of such election(s), the Corporation shall be obligated to redeem: first, the Series B Preferred Shares in accordance with SECTION 5A(ii); and SECOND, after and subject to redemption of such Series B Preferred Shares, the Series A Preferred Shares in accordance with SECTION 5A(iii).

              v. If any proposed Change in Ownership does not occur, all requests for redemption in connection therewith shall be automatically rescinded.

              vi. The term "CHANGE IN OWNERSHIP" means any sale, transfer or issuance or series of sales, transfers and/or issuances of shares of the Corporation's capital stock by the Corporation or any holders thereof which results in any Person or group of Persons (as the term "group" is used under the Securities Exchange Act of 1934), other than the holders of capital stock as of the date of the Purchase Agreement, owning or otherwise controlling more than 50% of the capital stock of the Corporation entitled to vote in ordinary circumstances.

              vii. Nothing herein shall be deemed to limit or restrict the right of a holder of Preferred Stock to convert such Shares into Conversion Stock in connection with a Change in Ownership.

          5B. DEMAND AND AUTOMATIC REDEMPTIONS.

              i. The holders of Series A Preferred and Series B Preferred shall be entitled to demand redemption as provided below in Section 5C(ii) (a "Demand Redemption") and automatic redemption as provided below in
          Section 5C(iii) of their Shares as further provided in this Section
          5C.

              ii. At any time on or after the fifth anniversary of the first issuance of Series B Preferred, the holders of at least a majority of the Series B Preferred then outstanding shall be entitled to require the Corporation to redeem all of the Series B Shares by notifying the Corporation in writing that such holders are requiring redemption (the "Series B Demand Redemption Notice"). Within five (5) business days following the Corporation's receipt of the Series B Demand Redemption Notice, the Corporation shall deliver a copy of such written notice to all other holders of Series B Preferred, and the Redemption shall be consummated within sixty (60) business days following final determination of the Redemption Price; provided, however, that if the Corporation receives a Series B Demand Redemption Notice prior to redemption of the Series A Preferred as provided below, then the Series B Preferred shall be redeemed hereunder prior to and in preference of the Series A Preferred.

              iii. At any time on or after the fifth anniversary of the first issuance of Series B Preferred but subject to the further provisions of this SECTION 5 (including SECTION 5C(ii)), the holders of at least a majority of the Series A Preferred then outstanding shall be entitled to require the Corporation to redeem all of the Series A Shares by notifying the Corporation in writing that such holders are requiring redemption (the "SERIES A DEMAND REDEMPTION NOTICE"). Within five (5) business days following the Corporation's receipt of the Series A Demand Redemption Notice, the Corporation shall deliver a copy of such written notice to all holders of Series B Preferred, and the Redemption shall be consummated within sixty (60) business days following final determination of the Redemption Price.

              iv. The Corporation shall give written notice at least 45 days prior to the redemption dates provided herein, and any rescheduled redemption dates as provided below, of its intention to redeem Series A Preferred as provided herein, to each holder of Series A Preferred and each holder of Series B Preferred, such notice to be addressed to each holder at the address as it appears on the stock transfer books of the Corporation and to specify the date of redemption and the number of shares to be redeemed. Notwithstanding the foregoing, the holders of at least a majority of the Series A Preferred shall have the right to postpone the redemption dates or waive (on a pro rata basis) the obligation of the Corporation to redeem all or part of the Series A Preferred by written notice given to the Corporation at least ten (10) days prior to the scheduled redemption date. The holders of Series A Preferred shall have the right to postpone or waive in the manner provided above the obligation of the Corporation to redeem Shares each time the Corporation gives notice of redemption. The Corporation shall not redeem the Series A Preferred of any holder of Series A Preferred until the scheduled redemption date, and then only if the holders of a majority of the Series A Preferred have not exercised their right to postpone or waive such redemption.

              v. The "REDEMPTION PRICE" for purposes of this SECTION 5C shall be equal, per Share, to: (A) in the case of Series A Preferred, the Liquidation Value for such Share plus all accrued and unpaid dividends thereon, or (B) in the case of Series B Preferred, the greater of (x) the Liquidation Value for such Share plus all accrued and unpaid dividends thereon and (y) the Market Price thereof.

              vi. If the funds of the Corporation legally available for redemption of the Preferred Stock subject to redemption as described above are insufficient to redeem the Series B Shares, then the Corporation shall redeem (a) first, the Series B pro rata among the holders of the Series B Shares, and (b) second, the Series A Preferred Shares to the extent required to be redeemed as set forth above in
          SECTION 5C(iii), pro rata among the holders thereof in accordance with their respective ownership percentages of all issued and outstanding Series A Preferred. In such event and in exchange for its ratable share of legally available funds, each holder of such Preferred Stock shall be required to deliver to the Corporation certificate(s), duly endorsed for transfer to the Corporation, representing the number of its shares of such Preferred Stock calculated by dividing its ratable share of legally available funds by the Redemption Price. Fractional redemption of shares of Preferred Stock shall not, however, be permitted, and any fractional Share resulting from the above formula shall be retained by the holder thereof until subsequently redeemed pursuant to this SECTION 5C. If the certificates delivered to the Corporation by a holder represent(s) a number of shares of such Preferred Stock in excess of the Shares resulting from the above formula, the Corporation shall be obligated to issue to such holder a certificate representing the excess number of shares of such Preferred Stock. If at any time after the aforementioned redemption, additional funds of the Corporation become legally available for payment to the remaining holders of Series A Preferred or Series B Preferred, such funds will be used, at the end of the next succeeding fiscal quarter and in accordance with the procedure outlined above, to pay such holders ratably for additional Shares until the Redemption Price for each such share of Preferred Stock is paid in full.

          5C. DIVIDENDS IN CONNECTION WITH REDEMPTION. Prior to any redemption of Series A Preferred or Series B Preferred, the Corporation shall declare for payment all accrued and unpaid dividends with respect to the Shares which are to be redeemed, but only to the extent of funds of the Corporation legally available for the payment of dividends, provided, however that in the event that the Redemption Price is based upon the Market Price, no dividends shall be declared (and all rights to such dividends shall be deemed to have been forgiven by such holder). No Share shall be entitled to any dividends accruing after the date on which the Redemption Price of such Share (plus all accrued and unpaid dividends thereon) is paid to the holder of such Share. On such date, all rights of the holder of such Share shall cease, and such Share shall no longer be deemed to be issued and outstanding.

         5D. REDEEMED OR OTHERWISE ACQUIRED SHARES. Any Shares which are redeemed or otherwise acquired by the Corporation shall be canceled and shall not be reissued, sold or transferred, and the Corporation may from time to time take such appropriate actions as may be necessary to reduce the authorized Series B Preferred accordingly.

         5E. NO OTHER REDEMPTION. The Corporation shall not have the rights to redeem any shares of Preferred Stock unless the holders thereof require the Corporation to redeem their shares of Preferred Stock as provided under this
SECTION 5.

         Section 6.        VOTING.

         Except as otherwise required by law, with respect to all matters submitted to a vote of holders of Common Stock generally, the holder of each Share of Series A Preferred and each Share of Series B Preferred (i) shall be entitled to the number of votes which is equal to the number of shares of Conversion Stock into which such Share is then convertible; (ii) shall have voting rights and powers equal to the voting rights and powers of any other holder of a share of Common Stock and shall vote as a single class with the holders of shares of Common Stock and the holders of all other shares of stock entitled to vote with the holders of Common Stock; and (iii) shall be entitled to notice of any meeting of the holders of Common Stock of the Corporation in accordance with the bylaws of the Corporation. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which Shares of Series A Preferred and Series B Preferred held by each holder could then be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

         Section 7.        CONVERSION.

         7A. CONVERSION PROCEDURE.

              i. At any time and from time to time, any holder of Series A Preferred or Series B Preferred may convert all or any portion of the Series A Preferred and Series B Preferred (including any fraction of a Share) held by such holder into a number of shares of Conversion Stock computed by multiplying the number of Shares of such Preferred Stock to be converted, by the Liquidation Value for such Shares and dividing the result by the Conversion Price for such Shares then in effect.

              ii. Except as otherwise provided herein, each conversion of such Preferred Stock shall be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing such Preferred Stock to be converted have been surrendered for conversion at the principal office of the Corporation. At the time any such conversion has been effected, the rights of the holder of the Shares converted as a holder of such Shares shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Conversion Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Conversion Stock represented thereby.

              iii. The conversion rights of any Share subject to redemption hereunder shall terminate 10 business days prior to the Redemption Date for such Share unless the Corporation has failed to pay to the holder thereof the full consideration therefor required hereunder.

              iv. If conversion of the Series A Preferred or Series B Preferred is to be made in connection with a Public Offering or other transaction affecting the Corporation, the conversion of any Shares may, at the election of the holder thereof, be conditioned upon the consummation of such transaction (including, without limitation, a Change in Ownership, Fundamental Change or Organic Change), in which case such conversion shall not be deemed to be effective until such transaction has been consummated.

              v. Notwithstanding any other provision hereof, all accrued and unpaid dividends on the Shares so converted shall be canceled immediately prior to such conversion, and the holder(s) of such Shares shall not receive, nor shall they be entitled to, any payment in respect of such dividends.

              vi. As soon as possible after a conversion has been effected (but in any event within five business days in the case of Section 7A(vi)(a) below), the Corporation shall deliver to the converting holder:

                      (a) a certificate or certificates representing the number
                  of shares of Conversion Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified; and

                      (b) a certificate representing any Shares of Series A
                  Preferred or Series B Preferred, as applicable, that were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

              vii. The issuance of certificates for shares of Conversion Stock upon conversion of such Preferred Stock shall be made without charge to the holders of such Preferred Stock for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Conversion Stock. Upon conversion of each Share, the Corporation shall take all such actions as are necessary in order to insure that the Conversion Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable, free and clear of all taxes, liens, charges and encumbrances with respect to the issuance thereof.

              viii. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in a form reasonably satisfactory to the Corporation, duly executed by the registered holder.

              ix. The Corporation shall not close its books against the transfer of such Preferred Stock or of Conversion Stock issued or issuable upon conversion of such Preferred Stock in any manner that interferes with the timely conversion of such Preferred Stock. The Corporation shall assist and cooperate with any holder of Shares required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Shares hereunder (including, without limitation, making any filings required to be made by the Corporation).

              x. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Conversion Stock, solely for the purpose of issuance upon the conversion of such Preferred Stock, such number of shares of Conversion Stock issuable upon the conversion of all outstanding Shares. All shares of Conversion Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to assure that all such shares of Conversion Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Conversion Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance). The Corporation shall not take any action that would cause the number of authorized but unissued shares of Conversion Stock to be less than the number of such shares required to be reserved hereunder for issuance upon conversion of the Shares.

              xi. If any fractional interest in a share of Conversion Stock would, except for the provisions of this subsection, be delivered upon any conversion of such Preferred Stock, the Corporation, in lieu of delivering the fractional share therefor, shall pay an amount to the holder thereof equal to the Conversion Price of such fractional interest as of the date of conversion.

              xii. If the shares of Conversion Stock issuable by reason of conversion of such Preferred Stock are convertible into or exchangeable for any other stock or securities of the Corporation, the Corporation shall, at the converting holder's option, upon surrender of the Shares to be converted by such holder as provided herein together with any notice, statement or payment required to effect such conversion or exchange of Conversion Stock, deliver to such holder or as otherwise specified by such holder a certificate or certificates representing the stock or securities into which the shares of Conversion Stock issuable by reason of such conversion are so convertible or exchangeable, registered in such name or names and in such denomination or denominations as such holder has specified.

              xiii. All shares of Series A Preferred and Series B Preferred that have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights if any to receive notices and to vote, shall immediately cease and terminate on the effective date of such conversion, except only the right of the holders thereof to receive shares of Conversion Stock in exchange therefor and payment of any declared and unpaid dividends thereon. Any shares of Series A Preferred and Series B Preferred so converted shall be retired and cancelled and shall not be reissued, and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized shares of Series A Preferred or Series B Preferred, as applicable, accordingly.

          7B. CONVERSION PRICE.

              i. The initial Conversion Price shall be as follows: (1) for the Series A Preferred, $4.160024 per Series A Preferred Share, and (2) for the Series B Preferred $5.837 per Series B Preferred Share (the "Conversion Price"). In order to prevent dilution of the conversion rights granted under this Section 7, the respective Conversion Price for the Series A Preferred and Series B Preferred shall be subject to adjustment from time to time pursuant to this Section 7B.

              ii. If and whenever on or after the original date of issuance of the Series A Preferred or the original date of issuance of the Series B Preferred, as applicable, the Corporation issues or sells, or in accordance with Section 7C is deemed to have issued or sold, any shares of its Common Stock for a consideration per share less than the Conversion Price for the applicable Series A Preferred or Series B Preferred in effect immediately prior to the time of such issue or sale, then immediately upon such issuance or sale or deemed issuance or sale, such Conversion Price(s) shall be reduced to the Conversion Price determined by dividing (a) the sum of (1) the product derived by multiplying the Conversion Price in effect for such Shares immediately prior to such issue or sale by the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale, plus (2) the consideration, if any, received by the

          Corporation upon such issue or sale, by (b) the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale.

          7C. EFFECT ON CONVERSION PRICE OF CERTAIN EVENTS. For purposes of determining the adjusted Conversion Price under SECTION 7B, the following shall be applicable:

              i. ISSUANCE OF RIGHTS OR OPTIONS. If the Corporation in any manner grants or sells any Options and the price per share for which Common Stock is issuable upon the exercise of such Options, or upon conversion or exchange of any Convertible Securities issuable upon exercise of such Options, is less than the Conversion Price in effect immediately prior to the time of the granting or sale of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the granting or sale of such Options for such price per share. For purposes of this Section, the "price per share for which Common Stock is issuable" shall be determined by dividing (A) the total amount, if any, received or receivable by the Corporation as consideration for the granting or sale of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Conversion Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

              ii. ISSUANCE OF CONVERTIBLE SECURITIES. If the Corporation in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon conversion or exchange thereof is less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section, the "price per share for which Common Stock is issuable" shall be determined by dividing (A) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Conversion Price shall be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Conversion Price had been or are to be made pursuant to other provisions of this SECTION 7, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

              iii. CHANGE IN OPTION PRICE OR CONVERSION RATE. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be immediately adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of SECTION 7C, if the terms of any Option or Convertible Security which was outstanding as of the original date of issuance of the Series A Preferred or Series B Preferred, respectively, are changed in the manner described in the immediately preceding sentence, then for purposes of the Conversion Price applicable to such Series A Preferred or Series B Preferred, as applicable, such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change; provided that no such change shall at any time cause the Conversion Price hereunder to be increased.

              iv. TREATMENT OF EXPIRED OPTIONS AND UNEXERCISED CONVERTIBLE SECURITIES. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Security without the exercise of any such Option or right, the Conversion Price then in effect hereunder shall be adjusted immediately to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued. For purposes of SECTION 7C, the expiration or termination of any Option or Convertible Security that was outstanding as of the date of issuance of the Series A Preferred or Series B Preferred, as applicable, shall not cause the Conversion Price for such Series A Preferred or Series B Preferred, as applicable, to be adjusted hereunder unless, and only to the extent that, a change in the terms of such Option or Convertible Security caused it to be deemed to have been issued after the date of issuance of the Series A Preferred or Series B Preferred, as applicable.

              v. CALCULATION OF CONSIDERATION RECEIVED. If any Common Stock, Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor. If any Common Stock, Option or Convertible Security is issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Corporation shall be the Market Price thereof as of the date of receipt. If any Common Stock, Option or Convertible Security is issued to the owners of the non-surviving entity in connection with any merger in which the Corporation is the surviving Corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Option or Convertible Security, as the case may be. The fair value of any consideration other than cash and securities shall be determined by the Board of Directors in the exercise of its reasonable discretion.

              vi. INTEGRATED TRANSACTIONS. In case any Option is issued in connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Option shall be deemed to have been issued for a consideration of $.01.

              vii. TREASURY SHARES. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation or any Subsidiary, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

              viii. RECORD DATE. If the Corporation takes a record of the holders of Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (b) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

              ix. CERTAIN ISSUANCES . Notwithstanding the foregoing, there shall be no adjustment to the Conversion Price hereunder with respect to (a) the issuance of any option, warrant, Common Stock or Equity Equivalent to any employee, officer, director, consultant or advisor, in connection with a stock incentive plan, stock option plan, stock purchase plan, restricted stock plan, stock bonus arrangement or other similar stock plan or agreement approved by the Company's Board of Directors to the extent that the Common Stock issued or issuable with respect to all such plans, agreements and arrangements does not exceed 20% of the Common Stock Deemed Outstanding, (b) issuance of Common Stock upon the conversion of any Shares or upon the conversion of any other presently outstanding convertible debt or other convertible securities of the Corporation,
          (c) issuance of capital stock upon the exercise of any presently outstanding warrants, (d) issuance of up to 196,774 shares of Common Stock issuable to Cambridge Technology Partners, (e) issuance of up to 38,382 shares of Common Stock to be issued to Benjamin Weissberg and Jonathan Leitersdorf pursuant to the Agreement dated June 30, 1997 between the Corporation and them, (f) issuance of up to 15,000 shares of Common Stock usable to Gustin Partners pursuant to an oral agreement between Gustin Partners and the Corporation, (g) up to 15,000 shares of Common Stock issuable to strategic partners of the Company, (h) issuance by way of a dividend or other distribution on shares of Preferred Stock in accordance with the Certificate of Incorporation, as amended, or (i) securities offered to the public pursuant to a registration statement filed pursuant to the Securities Act.

          7D. SUBDIVISION OR COMBINATION OF COMMON STOCK . If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and if the Corporation at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

          7E. REORGANIZATION, RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation's assets or other transaction, in each case which is effected in such a manner that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, is referred to herein as an "ORGANIC CHANGE". Prior to the consummation of any Organic Change, the Corporation shall make appropriate provisions to insure that each of the holders of Shares shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Conversion Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Series A Preferred and Series B Preferred, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Shares immediately prior to such Organic Change. The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument, the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions.

          7F. CERTAIN EVENTS. If any event occurs of the type contemplated by the provisions of this SECTION 7 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Corporation's Board of Directors shall make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of Series A Preferred and Series B Preferred; provided that no such adjustment shall increase the Conversion Price as otherwise determined pursuant to this SECTION 7 or decrease the number of shares of Conversion Stock issuable upon conversion of each Share.

          7G. NOTICES.

              i. Immediately upon any adjustment of the Conversion Price of either the Series A Preferred or the Series B Preferred, the Corporation shall give written notice thereof to all holders of such Preferred Stock , setting forth in reasonable detail and certifying the calculation of such adjustment.

              ii. The Corporation shall give written notice to all holders of Series A Preferred and Series B Preferred at least 20 days prior to the date on which the Corporation closes its books or takes a record
          (a)with respect to any dividend or distribution upon Common Stock, (b) with respect to any pro rata subscription offer to holders of Common Stock or (c) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

              iii. The Corporation shall also give written notice to the holders of Series A Preferred and Series B Preferred at least 20 days prior to the date on which any Organic Change shall take place.

          7H. MANDATORY CONVERSION.

              i. The Corporation may at any time require the conversion in accordance with this Section 7 of all (but not less than all) of the outstanding Series A Preferred and/or Series B Preferred (as applicable) if the Corporation is at such time effecting a firm commitment underwritten Public Offering of shares of its Common Stock in which: (i) in the case of the Series A Preferred, (A) the aggregate price paid by the public for the shares shall be at least $20,000,000, and (B) the price per share paid by the public for such shares shall be at least two (2) times the Series A Conversion Price; or (ii) in the case of Series B Preferred, (A) the aggregate price paid by the public for the shares shall be at least $30,000,000, and (B) the price per share paid by the public for such shares shall be at least two and one-half (2 1/2) times the Series B Conversion Price (a "Qualified Public Offering."). Any such mandatory conversion shall only be effected at the time of and subject to the closing of the sale of such shares pursuant to such Public Offering and upon written notice of such mandatory conversion delivered to all holders of Series A Preferred and Series B Preferred, as applicable, at least seven days prior to such closing, which notice shall contain a conversion date and place designated for such conversion.

              ii. The holders of 75% of Series B Preferred Shares may at any time require the conversion in accordance with this Section 7 of all (but not less than all) of the outstanding Series B Preferred. Any such mandatory conversion shall be effected upon written notice of such mandatory conversion delivered by such holders to the Corporation (upon receipt of which the Corporation shall immediately provide written notice thereof to all other holders of Series B Preferred).

          Section 8.        EVENTS OF NONCOMPLIANCE.

          8A DEFINITION. An Event of Noncompliance shall have occurred if:

              i. the Corporation fails to pay on any date on which such payment is required pursuant to the terms hereof the full amount of dividends then accrued on the Preferred Stock, whether or not such payment is legally permissible or is prohibited by any agreement to which the Corporation is subject;

              ii. the Corporation fails to make any redemption payment with respect to the Preferred Stock which it is required to make hereunder, whether or not such payment is legally permissible or is prohibited by any agreement to which the Corporation is subject;

              iii. the Corporation breaches or otherwise fails to comply with its obligations under the Purchase Agreement and such breach or failure continues for thirty (30) days after written notice thereof to the Corporation or is incapable of being cured;

              iv. any representation or warranty contained in the Purchase Agreement or required to be furnished to any holder of Series B Preferred pursuant to the Purchase Agreement, is false or misleading in any material respect on the date made or furnished;

              v. the Corporation or any Subsidiary makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Corporation or any Subsidiary bankrupt or insolvent; or any order for relief with respect to the Corporation or any Subsidiary is entered under the Federal Bankruptcy Code; or the Corporation or any Subsidiary petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Corporation or any Subsidiary or of any substantial part of the assets of the Corporation or any Subsidiary, or commences any proceeding (other than a proceeding for the voluntary liquidation and dissolution of a Subsidiary) relating to the Corporation or any Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Corporation or any Subsidiary and either (a) the Corporation or any such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein or (b) such petition, application or proceeding is not dismissed within 90 days;

              vi. a judgment in excess of $1,000,000 is rendered against the Corporation or any Subsidiary and, within 90 days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within 90 days after the expiration of any such stay, such judgment is not discharged; or

              vii. the Corporation or any Subsidiary defaults in the performance of any obligation or agreement if the effect of such default is to cause an amount exceeding $1,000,000 to become due prior to its stated maturity or to permit the holder or holders of any obligation to cause an amount exceeding $1,000,000 to become due prior to its stated maturity.

          8B. CONSEQUENCES OF EVENTS OF NONCOMPLIANCE.

              i. If an Event of Noncompliance of the type described in Section 8A(v) has occurred, or any Event of Noncompliance other than of the type described in Section 8A(v) has occurred and continues to exist for 30 days, then thereafter and during the continuation of such Event of Noncompliance, the dividend rate payable on the Series B Preferred Shares as set forth in Section 3B shall be increased to the annual rate determined by adding the prime rate charged by Citibank in New York (as published in the Wall Street Journal on the first business day after such default) plus 8%, with such dividends to accrue on a daily basis.

              ii. If any Event of Noncompliance exists, each holder of Preferred Stock shall also have any other rights which such holder is entitled to under any contract or agreement at any time and any other rights which such holder may have pursuant to applicable law, and the foregoing increased dividend rate shall not be construed to offset, reduce, limit or liquidate damages arising from such Event of Noncompliance.

          Section 9. REGISTRATION OF TRANSFER.

          The Corporation shall keep at its principal office a register for the registration of Series A Preferred and Series B Preferred. Upon the surrender of any certificate representing Preferred Stock at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on such Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such Preferred Stock represented by the surrendered certificate.

         Section 10.      REPLACEMENT.

         Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Shares of Series A Preferred or Series B Preferred, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on such Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

         Section 11.       DEFINITIONS.

         "COMMON STOCK" means, collectively, the Corporation's Common Stock and any capital stock of any class of the Corporation hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation.

         "COMMON STOCK DEEMED OUTSTANDING" means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to SECTIONS 7C(i) and 7C(ii) hereof whether or not the Options or Convertible Securities are actually exercisable at such time, but excluding any shares of Common Stock issuable upon conversion of the Series A Preferred and Series B Preferred.

         "CORPORATION" means Corechange, Inc., a Delaware Corporation.

         "CONVERSION STOCK" means shares of Common Stock; provided that if there is a change such that the securities issuable upon conversion of the Preferred Stock are issued by an entity other than the Corporation or there is a change in the type or class of securities so issuable, then the term "Conversion Stock" shall mean one share of the security issuable upon conversion of the Preferred Stock if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

         "CONVERTIBLE SECURITIES" means any stock or securities directly or indirectly convertible into or exchangeable for Common Stock.

         "CONVERSION PRICE" means with the conversion price applicable to any particular Share determined in accordance with SECTION 7.

         "JUNIOR SECURITIES" means (i) relative to the Series A Preferred, Series I Preferred, Series II Preferred, or Series III Preferred, the Common Stock and any other equity securities of the Corporation ranking or liquidation junior to the Series A, I, II and III Preferred, (ii) relative to the Series B Preferred, the Common Stock, Series A Preferred, Series I Preferred, Series II Preferred, Series III Preferred and any other equity securities of the Corporation ranking upon liquidation junior for the Series B Preferred.

         "LIQUIDATION VALUE" shall be equal to, as of any particular date (i) with respect to any Series B Share $5.837, as proportionately adjusted to reflect any stock split, stock dividend, recapitalization or similar event affecting the Series B, and (ii) with respect to any Share of Series A Preferred as of January 21, 1998, $4.160024, as proportionately adjusted for dates thereafter to reflect any stock split, stock dividend, recapitalization or similar event affecting the Series A Preferred.

         "MARKET PRICE" of any security means the average of the closing prices of such security's sales on all securities exchanges on which such security may at the time be listed, or, if there has been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 p.m., New York time, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which "Market Price" is being determined and the 20 consecutive business days prior to such day. If at any time such security is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the "Market Price" shall be the fair value thereof determined by the Board of Directors in the exercise of their reasonable discretion.

         "OPTIONS" means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

         "PERSON" means an individual, a partnership, a Corporation, a limited liability company, a limited liability, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

         "PUBLIC OFFERING" means any offering by the Corporation of its capital stock or equity securities to the public pursuant to an effective registration statement under the Securities Act of

1933, as then in effect, or any comparable statement under any similar federal statute then in force.

         "PURCHASE AGREEMENT" means the Purchase Agreement, dated as of February 18, 2000 by and among the Corporation and certain investors, as such agreement may from time to time be amended in accordance with its terms.

         "REGISTRATION AGREEMENT" means the Registration Agreement as defined in the Purchase Agreement.

         "REDEMPTION DATE" as to any Share means the date specified in the notice of any redemption at the holder's option or the applicable date specified herein in the case of any other redemption; provided that no such date shall be a Redemption Date unless the Liquidation Value of such Share (plus all accrued and unpaid dividends thereon and any required premium with respect thereto) is actually paid in full on such date, and if not so paid in full, the Redemption Date shall be the date on which such amount is fully paid.

         "SHARE" means a share of either Series A Preferred or a share of Series B Preferred, as applicable.

         "SUBSIDIARY" means, with respect to any Person, any Corporation, limited liability company, partnership, association or other business entity of which (i) if a Corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership, membership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control a managing member, general partner or similar controlling party of such limited liability company, partnership, association or other business entity.

                  11A.     OTHER DEFINITIONS.

Change in Ownership.................................6
Conversion Price...................................13
Corporation.........................................1
Demand Redemption...................................8
Expiration Date.....................................6
Fundamental Change..................................7
Organic Change.....................................17
Preferred Stock.....................................1
Qualified Public Offering..........................18
Redemption Price....................................9
Series A Demand Redemption Notice...................8
Series B Demand Redemption Notice...................8
Series A Preferred..................................1
Series B Preferred..................................1
Series I Preferred..................................1
Series II Preferred.................................1
Series III Preferred................................1
Series B Share......................................3

         Section 12.      AMENDMENT AND WAIVER.

         Any provision of this Amendment to the Certificate of Incorporation may be waived in writing by the holders of a majority of the shares of each adversely affected class of capital stock. No amendment, modification or waiver of any of the Articles of Incorporation shall be binding or effective with respect to any provision of Section 1 through and including Section 13 hereof without the prior written consent of the holders of a majority of the Series A Preferred and holders of a majority of the Series B Preferred outstanding at the time such action is taken, and no change in the terms hereof may be accomplished by merger or consolidation of the Corporation with another Corporation or entity unless the Corporation has obtained such prior written consent.

         Section 13.       NOTICES.

                  Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and shall be deemed to have been given when so mailed or sent (i) to the Corporation, at its principal executive offices and (ii) to any stockholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).

                                                                     EXHIBIT B
                             REGISTRATION AGREEMENT


                  THIS REGISTRATION AGREEMENT (this "AGREEMENT") is made as of February 18, 2000, by and among Corechange, Inc., a Delaware corporation (the "COMPANY"), each of the Persons listed on the SCHEDULE OF INVESTORS attached hereto (collectively referred to herein as the "INVESTORS" and individually as an "INVESTOR"), HarbourVest Venture Partners V - Direct Fund L.P. ("HARBOURVEST"), and each of the other holders of Registrable Securities who may from time to time become a party hereto by executing a counterpart to this Agreement.

                  WHEREAS, the Investors and the Company are party to a Series B Convertible Preferred Stock Purchase Agreement of even date herewith (the "PURCHASE AGREEMENT"), pursuant to which the Investors acquired shares of the Company's Series B Preferred, par value $.01 per share;

                  WHEREAS, the Company and HarbourVest are parties to the Convertible Preferred Stock Purchase Agreement dated January 21, 1998 (the "HARBOURVEST AGREEMENT"), that contains in Sections 8.5 through 8.14 certain provisions relating to registration of Company securities in the event of a public offering therefor;

                  WHEREAS, in order to induce the Investors to enter into the Purchase Agreement, the Company and HarbourVest have agreed to enter into this Agreement, which shall supersede in all respects the provisions set forth in Sections 8.5 through 8.14 of the HarbourVest Agreement, and shall provide in lieu thereof the registration rights set forth in this Agreement; and

                  WHEREAS, the execution and delivery of this Agreement is a condition to the Closing under the Purchase Agreement.

                  NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement intending to be legally bound hereby agree as follows:

                  Unless otherwise provided in this Agreement, certain terms used herein shall have the meanings set forth in SECTION 11 hereof.

                  SECTION 1.  REQUESTED REGISTRATION.

                  (a) REQUEST FOR REGISTRATION. At any time after the second year after the First Closing (as defined in the Purchase Agreement), if the Company shall receive from Initiating Holders a written request that the Company effect any registration with respect to all or a part of the Registrable Securities, the Company will:

                  (i) promptly give written notice of the proposed registration to all other Holders; and

                  (ii) as soon as practicable, use its diligent best efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws, appropriate compliance with applicable regulations issued under the Securities Act and listing on appropriate exchanges) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request given by any other Holder within 20 days after receipt of such written notice from the Company; PROVIDED that the Company shall not be obligated to effect, or to take any action to effect, any such registration or any related actions pursuant to this
         SECTION 1(a): (A) in any jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, or in which the cost of the foregoing is unreasonable in light of the number of Registrable Securities requested to be sold in such jurisdiction, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder; (B) if at the time of any request to register Registrable Securities pursuant to this SECTION 1(a), the Company is engaged or has fixed plans to engage within 30 days of the time of the request in a registered public offering as to which the Holders may include Registrable Securities pursuant to SECTION 2 or is engaged in any other activity which, in the good faith determination of the Company's Board of Directors, would be adversely affected by the requested registration to the material detriment of the Company, then the Company may at its option direct that such request be delayed for a period not in excess of six months from the effective date of such offering or the date of commencement of such other material activity, as the case may be, such right to delay a request to be exercised by the Company not more than once in any one-year period; (C) within six months after the effective date of any other registration of the Company's securities; (D) for a registration on Form S-1 or S-2, the aggregate value of the Registrable Securities being registered is less than $5,000,000; or (E) for a registration on Form S-3, the aggregate value of the Registrable Securities being registered is less than $250,000.

Subject to the foregoing clauses (A), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable, after receipt of the request or requests of the Initiating Holders.

                  The Holders of Series A Preferred shall be entitled, as Initiating Holders, to no more than two requested registrations under this
SECTION 1(a). The Holders of Series B Preferred shall be entitled, as Initiating Holders, to no more than two requested registrations under this SECTION 1(a). A registration shall not count as one of the permitted requested registrations hereunder until it has become effective.

                  The registration statement filed pursuant to the request of the Initiating Holders may, subject to the provisions of SECTION 1(b) below, include other securities of the Company which are held by officers or directors of the Company or which are held by persons who, by virtue of agreements with the Company, are entitled to include their securities in any such registration, but except as provided in the last sentence of SECTION 1(b) below the Company shall have no right to include any of its securities in any such registration.

                  (b) UNDERWRITING. If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwritten offering, they shall so advise the Company as part of their request made pursuant to Section 1(c) and the Company shall include such information in the written notice referred to in Section 1(a) above. The right of any Holder to registration pursuant to SECTION 1 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders, the underwriters and such Holder with respect to such participation and inclusion) to the extent provided herein. A Holder may elect to include in such underwriting all or a part of the Registrable Securities he holds.

                  If officers or directors of the Company holding other securities of the Company shall request inclusion in any registration pursuant to SECTION 1, or if holders of securities of the Company who are entitled, by contract with the Company, to have securities included in such a registration (the "OTHER SHAREHOLDERS") request such inclusion, the Initiating Holders shall to the extent permitted by applicable laws and regulations, on behalf of all Holders, offer to include the securities of such officers, directors and Other Shareholders in the underwriting and may condition such offer on their acceptance of the further applicable provisions of this Agreement. The Company shall (together with all Holders, officers, directors and Other Shareholders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form (including, without limitation, customary indemnification and contribution provisions on the part of the Company) with the representative of the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders and reasonably acceptable to the Company; PROVIDED that such underwriting agreement shall not provide for indemnification or contribution obligations on the part of Holders greater than the obligations of the Holders pursuant to SECTION 5. Notwithstanding any other provision of this Agreement, if the representative advises the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, the securities of the Company held by officers or directors of the Company and the Other Shareholders (other than Registrable Securities) shall be excluded from such registration to the extent so required by such limitation and if a limitation of the number of shares is still required, the Initiating Holders shall so advise all Holders of Registrable Securities whose securities would otherwise be underwritten pursuant hereto and the number of shares of securities that may be included in the registration and underwriting shall be allocated among all such Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities of the Company which they held at the time of the request for registration made by the Initiating Holders pursuant to SECTION 1(a). No Registrable Securities or any other securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. If any Holder of Registrable Securities, officer, director or Other Shareholder who has requested inclusion in such registration as provided above disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the underwriter and the Initiating Holders. The securities so withdrawn shall also be withdrawn from registration. If the underwriter has not limited the number of Registrable Securities or other securities to be underwritten, the Company may include its securities for its own account in such registration if the underwriter so agrees and if the number of Registrable Securities and other securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

                  SECTION 2.  COMPANY REGISTRATION.

                  (a) If the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders exercising their respective demand registration rights, other than a registration relating solely to employee benefit plans, or a registration relating solely to a Commission Rule 145 transaction or a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, the Company will:

                  (i) promptly give to each Holder written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); provided that the Company shall not be required to provide prior written notice of any registration to the extent the Holders would not be entitled to include Registrable Securities in the Registration Statement pursuant to SECTION 2(b); and

                  (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by any Holder within fifteen days after written notice from the Company described in clause (i) above, except as set forth in SECTION 2(b) below. Such written request may specify all or a part of a Holder's Registrable Securities.

Notwithstanding the foregoing, the Company shall have the right to postpone or withdraw any registration effected pursuant to this SECTION 2 without obligation to any Holder.

                  (b) UNDERWRITING. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to SECTION 2(a)(i). In such event the right of any Holder to registration pursuant to SECTION 2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and, directors, officers and the Other Shareholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for underwriting by the Company, PROVIDED that the Company shall use its reasonable best efforts to ensure that such underwriting agreement shall not provide for indemnification or contribution obligations on the part of Holders materially greater than the obligations of the Holders pursuant to SECTION 5. Notwithstanding any other provision of this SECTION 2, if the underwriter determines that marketing factors require a limitation on the number of shares to be underwritten, the underwriter may (subject to the allocation priority set forth below) exclude from such registration and underwriting some or all of the Registrable Securities which would otherwise be underwritten pursuant hereto. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated in the following manner. The securities of the Company held by the Other Shareholders and the officers and directors of the Company (other than Registrable Securities and up to 2,400,000 of the Company's shares held by Ulf Arnetz) shall be excluded from such registration and underwriting to the extent required by such limitation, and, if a limitation on the number of shares is still required, the number of shares that may be included in the registration and underwriting shall be allocated among all such Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities and other securities which they held at the time the Company gives the notice specified in SECTION 2(a)(i), PROVIDED that if such registration has been initiated at the request of Cambridge Technology Partners ("CTP") pursuant to the exercise of demand registration rights granted prior to the date of this Agreement, CTP may include up to 202,106 shares of the Company's stock in priority to any Registrable Securities. For purposes of the foregoing calculation, Ulf Arnetz shall be deemed to hold the lesser of 2,400,000 shares of the Company's stock and the actual number of shares of the Company's stock (other than shares acquired pursuant to stock options) owned by Ulf Arnetz at such time. If any Holder of Registrable Securities or any officer, director or Other Shareholder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

                  SECTION 3. EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to this Agreement shall be borne by the Company, and all Selling Expenses shall be borne by the holders of the securities so registered pro rata on the basis of the number of their shares so registered; PROVIDED, however, that the Company shall not be required to pay any Registration Expenses if, as a result of the withdrawal of a request for registration by Initiating Holders (other than due to a material adverse change in the business of the Company occurring after the date in which registration was requested or any refusal to proceed based upon the advice of counsel that the registration statement, or any prospectus contained therein, contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, provided that such withdrawal is made within 10 days after the Initiating Holders become aware of the material adverse change or such advice from counsel, as applicable), the registration statement does not become effective, in which case the Holders and Other Shareholders requesting registration shall bear such Registration Expenses pro rata on the basis of the number of their shares so included in the registration request.

                  SECTION 4. REGISTRATION PROCEDURES. In the case of each registration effected by the Company pursuant to this Agreement, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will:

                  (a) use its best efforts to keep such registration effective for a period of one hundred twenty days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs; provided, however, that (I) such 120-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration in accordance with provisions in SECTION 10 hereof; PROVIDED that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and PROVIDED, FURTHER, that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which includes any prospectus required by
         Section 10(a)(3) of the Securities Act, the incorporation by reference of information contained in periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act in the registration statement;

                  (b) furnish such number of prospectuses and other documents incident thereto as a Holder from time to time may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities by such Holder;

                  (c) in connection with any underwritten offering pursuant to a registration statement filed pursuant to SECTION 1 hereof, enter into an underwriting agreement reasonably necessary to effect the offer and sale of Common Stock, provided such underwriting agreement contains customary underwriting provisions and provided further that if the underwriter so requests the underwriting agreement will contain customary contribution provisions on the part of the Company.

                  SECTION 5.  INDEMNIFICATION.

                  (a) The Company will, and hereby does, indemnify each Holder, each of its officers, directors and partners, and each person controlling such Holder (within the meaning of the Securities Act), with respect to which registration has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter (within the meaning of the Securities Act), with respect to such sale, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement or prospectus, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities

Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Holder (within the meaning of the Securities Act), each of its officers, directors and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter (within the meaning of the Securities Act), for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, PROVIDED that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement (or alleged untrue statement) or omission (or alleged omission) in reliance upon and in conformity with or based upon written information furnished to the Company by such Holder or underwriter or controlling person and stated to be specifically for use therein.

                  (b) Each Holder will and hereby does, if Registrable Securities held by him are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of the Securities Act and the rules and regulations thereunder, each other such Holder and Other Shareholder and each of their officers, directors and partners, and each person controlling such Holder or Other Shareholder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, or prospectus, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Holder of the Securities Act or any rule or regulation thereunder applicable to the Holder and relating to action or inaction required of the Holder in connection with any such registration, qualification or compliance, and will reimburse the Company and such Holders, Other Shareholders, directors, officers, partners, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement or prospectus in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; PROVIDED, however, that the obligations of such Holders hereunder shall be limited to an amount equal to the proceeds to each such Holder of Registrable Securities sold pursuant to such registration as contemplated herein.

                  (c) Each party entitled to indemnification under this SECTION 5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, but the failure of any Indemnified Party to give notice shall not relieve the Indemnifying Party of its obligation under this SECTION 5 except to the extent that the Indemnifying Party is adversely affected by such failure. The Indemnifying Party will be entitled to participate in, and to the extent that it may elect by written notice delivered to the Indemnified Party promptly after receiving the aforesaid notice from such Indemnified Party, at its expense to assume, the defense of any such claim or any litigation resulting therefrom, with counsel reasonably satisfactory to such Indemnified Party, PROVIDED that the Indemnified Party may participate in such defense at its expense, notwithstanding the assumption of such defense by the Indemnifying Party, and PROVIDED, FURTHER, that if the Indemnified Party shall have reasonably concluded upon advice of counsel that representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding, the Indemnified Party or Parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Party or Parties and the fees and expenses of such counsel shall be paid by the Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom. No Indemnified Party shall consent to entry of any judgment or settle any claim or litigation without the prior written consent of the Indemnifying Party.

                  SECTION 6. INFORMATION BY HOLDER. Each Holder of Registrable Securities shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

                  SECTION 7. LIMITATIONS ON REGISTRATION OF ISSUES OF SECURITIES. From and after the date of this Agreement, the Company shall not, without the prior written consent of Holders holding at least a majority of the Series A Registrable Securities and the holders of at least a majority of the Series B Registrable Securities enter into any agreement (other than this Agreement) with any holder or prospective holder of any securities of the Company giving such holder or prospective holder the right to require the Company to initiate any registration of any securities of the Company, PROVIDED that this SECTION 7 shall not limit the right of the Company to enter into any agreements with any holder or prospective holder of any securities of the Company giving such holder or prospective holder the right to require the Company, upon any registration of any of its securities, to include, among the securities which the Company is then registering, securities owned by such holder if such right is subject to the limitations and cutbacks set forth in this Agreement with respect to Other Shareholders. Any right given by the Company to any holder or prospective holder of the Company's securities in connection with the registration of securities shall be conditioned such that it shall not be inconsistent with or more favorable than the rights of the Holders provided in this Agreement, including the exclusion of such holder's or prospective holder's securities from registration under the circumstances specified in SECTIONS 1 and 2.

                  SECTION 8. RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of the Restricted Securities to the public without registration, the Company agrees to:

                  (a) make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after ninety days following the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

                  (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

                  (c) so long as a Holder owns any Restricted Securities, furnish to such Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities.

                  SECTION 9. TRANSFER OR ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register securities under this Agreement may be transferred or assigned by each holder in connection with the transfer or assignment of any of such Holder's Registrable Securities to another Holder, to any affiliate of the assigning Holder or to any person or entity acquiring at least 480,000 Registrable Securities (such number being subject to adjustment for any stock dividend, stock split, subdivision, combination or other recapitalization of the Common Stock of the Company) or such lesser number as the Board of Directors may agree in writing, PROVIDED that the Company is given written notice by you at the time of or within a reasonable time after such transfer or assignment, stating the name and address of such transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned, and PROVIDED, FURTHER, that the transferee or assignee of such rights is not deemed by the board of directors of the Company, in its reasonable judgment, to be a competitor of the Company; and PROVIDED, FURTHER, that the transferee or assignee of such rights agrees in writing to be bound by the obligations of such Holder under this Agreement.

                  SECTION 10. "MARKET STAND-OFF" AGREEMENT. Each Holder agrees, if requested by the Company and an underwriter of Common Stock (or other equity securities) of the Company, not to sell or otherwise transfer or dispose of any Common Stock (or other equity securities) of the Company held by such Holder during the one hundred and eighty-day period following the effective date of a registration statement of the Company filed under the Securities Act, provided that:

                  (a) such agreement only applies to the first such registration statement of the Company including securities to be sold on its behalf to the public in an underwritten offering; and

                  (b) all Holders, officers and directors and other shareholders of the Company holding in excess of 2% of the outstanding Common Stock (on an as converted basis) of the Company enter into similar agreements.

                  Such agreement shall be in writing in a form reasonably satisfactory to the Company and such underwriter. Notwithstanding the foregoing, the Company may impose stop-transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of such one hundred and eighty-day period.

                  SECTION 11. DEFINITIONS. For purposes of this Agreement, the following terms have the meanings set forth below.

                  "COMMISSION" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

                  "COMMON STOCK" means the Common Stock of the Company as described in the Company's Certificate of Incorporation, as amended.

                  "HOLDER" shall mean any holder of Registrable Securities.

                  "INITIATING HOLDERS" shall mean Holders who own in the aggregate more than 50% of either the Series A Registrable Securities or the Series B Registrable Securities.

                   "IPO" means the initial sale of Common Stock to the public pursuant to an underwritten offering registered under the Securities Act.

                  "PREFERRED STOCK" means the Company's Series A Preferred Stock, par value $.01 per share, and the Company's Series B Preferred Stock, par value $.01 per share. For purposes of this Agreement, Preferred Stock shall not include any other series of the Company's preferred stock.

                  The terms "REGISTER", "REGISTERED" and "REGISTRATION" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement; provided that such terms shall not be deemed to include the registration of shares pursuant to a registration statement on Form S-8 or Form S-4, or their successors, or any other form for a similar limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation.

                  "REGISTRABLE SECURITIES" means the Series A Registrable Securities and the Series B Registrable Securities.

                  "SERIES A REGISTRABLE SECURITIES" means (i) Common Stock issued or issuable upon the conversion of the Series A Preferred, and (ii) any Common Stock issued in respect of securities issued pursuant to the conversion of the Series A Preferred upon any stock split, stock dividend, recapitalization or similar event; PROVIDED, HOWEVER, that shares of Common Stock which are Series A Registrable Securities shall cease to be Series A Registrable Securities (a) upon any sale pursuant to a registration statement or Rule 144 under the Securities Act, (b) with respect to a Holder of Series A Registrable Securities, if all of the Series A Registrable Securities held by such Holder may be sold pursuant to Rule 144(k) under the Securities Act and such Holder holds less than 5% of the Company's then outstanding capital stock, and (c) upon any sale in any manner to a person or entity which, by virtue of
SECTION 10 of this Agreement, is not entitled to the rights provided by this Agreement. Series A Registrable Securities shall include shares of Common Stock issuable upon conversion of the Series A Registrable Securities even if such conversion has not yet been effected.

                  "SERIES B REGISTRABLE SECURITIES" means (i) Common Stock issued or issuable upon the conversion of the Series B Preferred, and (ii) any Common Stock issued in respect of securities issued pursuant to the conversion of the Series B Preferred upon any stock split, stock dividend, recapitalization or similar event; PROVIDED, HOWEVER, that shares of Common Stock which are Series B Registrable Securities shall cease to be Series B Registrable Securities (a) upon any sale pursuant to a registration statement or Rule 144 under the Securities Act, (b) with respect to a Holder of Series B Registrable Securities, if all of the Series B Registrable Securities held by such Holder may be sold pursuant to Rule 144(k) under the Securities Act and such Holder holds less than 5% of the Company's then outstanding capital stock, and (c) upon any sale in any manner to a person or entity which, by virtue of SECTION 10 of this Agreement, is not entitled to the rights provided by this Agreement. Series B Registrable Securities shall include shares of Common Stock issuable upon conversion of the Series B Registrable Securities even if such conversion has not yet been effected.

                  "REGISTRATION EXPENSES" shall mean all expenses incurred by the Company in compliance with SECTIONS 1 and 2 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, reasonable fees and disbursements of one counsel for all the selling Holders and other security holders, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company, and Selling Expenses).

                  "SECURITIES ACT" means the Securities Act of 1933, as amended, or any similar federal law then in force.

                  "SELLING EXPENSES" shall mean all underwriting discounts, selling commissions and transfer taxes applicable to the sale of Registrable Securities and the fees and expenses of a selling Holder's own counsel (other than the counsel selected to represent all selling Holders).

                  SECTION 12. TERM. This Agreement shall terminate and be of no further force or effect upon the earlier of (i) three years after a Qualified Public Offering (as defined in the Purchase Agreement), and (ii) when all subject Registrable Securities can be sold under Rule 144 of the Securities Act.

                  SECTION 13. MISCELLANEOUS.

                  (a) NO INCONSISTENT AGREEMENTS. This Agreement amends, restates and supercedes the Sections 8.4 through 8.15 of the HarbourVest Agreement in its entirety, and the Company's obligations under such Sections of the HarbourVest Agreement are hereby terminated. The Company has not entered into and shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement.

         7B. ADJUSTMENTS AFFECTING REGISTRABLE SECURITIES. The Company shall not knowingly take any action, or permit any change to occur, with respect to its securities which would materially and adversely affect the ability of the holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement or which would adversely affect the marketability of such Registrable Securities in any such registration (including, without limitation, effecting a stock split or a combination of shares).

         7C. REMEDIES. Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that, in addition to any other rights and remedies existing in its favor, any party shall be entitled to specific performance and/or other injunctive relief from any court of law or equity of competent jurisdiction (without posting any bond or other security) in order to enforce or prevent violation of the provisions of this Agreement.

         7D. AMENDMENTS AND WAIVERS. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and holders of a majority of the Registrable Securities.

         7E. SUCCESSORS AND ASSIGNS. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities.

         7F. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

         7G. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts in the form attached hereto, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

         7H. DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         7I. GOVERNING LAW. All issues and questions concerning the construction, validity, interpretation and enforcement of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

         7J. NOTICES. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to each Investor at the address indicated on the Schedule of Investors and to the Company and counsel for the Company and Investors at the address indicated below:


                  Ulf Arnetz
                  President and CEO
                  Corechange, Inc.
                    260 Franklin Street, Suite 1890
                  Boston, Massachusetts  02100

                  with a copy to (which shall not constitute notice hereunder):

                  Hale and Dorr LLP
                  60 State Street
                  Boston, Massachusetts 02109
                  Attention:       Stuart M. Falber
                  Telecopy No:  (617) 526-5000

                  Kirkland & Ellis
                  200 East Randolph Drive
                  Chicago, Illinois 60601
                  Attention:       Gary R. Silverman
                  Telecopy No:     (312) 861-2200

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

                            *     *     *     *    *

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


THE COMPANY:                         CORECHANGE, INC.

                                     By:  _______________________________
                                     Its: ________________________________

                                                                       EXHIBIT C

                   AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

                  THIS AMENDED AND RESTATED STOCKHOLDERS AGREEMENT (this "AGREEMENT") is made as of February 18, 2000, by and among Corechange, Inc., a Delaware corporation (the "COMPANY"), Ulf Arnetz, an individual ("Arnetz"), HarbourVest Venture Partners V - Direct Fund L.P. ("HVP"), each of the investors listed in the "First Closing Investors" section of the SCHEDULE OF STOCKHOLDERS attached hereto and each other purchaser of the Company's Series B Convertible Preferred Stock pursuant to the Purchase Agreement (as defined below) who shall become a party hereto by the execution of a counterpart signature page (the "OTHER INVESTORS" and together with the First Closing Investors, the "INVESTORS" and together with Arnetz and HVP, the "STOCKHOLDERS"). Capitalized terms used herein and not otherwise defined are defined in SECTION 5 hereof.

                  WHEREAS, the Company, HVP and Arnetz and are parties to the Stockholders Agreement dated January 21, 1998 (the "PRIOR AGREEMENT");

                  WHEREAS, the Company, HVP and Arnetz desire to amend the Prior Agreement to add the Investors as parties, and for the purposes, among others, of (i) inducing the Company and the Investors to execute and deliver that certain Series B Convertible Preferred Stock Purchase Agreement, dated as of the date hereof (the "PURCHASE AGREEMENT"), by and among the Company and the Investors, (ii) assuring continuity in the management and ownership of the Company and (iii) limiting the manner and terms by which certain Stockholder Shares may be transferred. The execution and delivery of this Agreement is a condition to the Investors' purchase of the Company's stock pursuant to the Purchase Agreement; and

                  WHEREAS, the Company and the Stockholders intend that this Agreement will amend, restate and supercede the Prior Agreement.

                  NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement intending to be legally bound hereby agree as follows:

                  SECTION 1.        BOARD OF DIRECTORS.

                  (a) From and after the Closing (as defined in the Purchase Agreement) and until the provisions of this Section 1 cease to be effective, each Stockholder shall vote all of his Stockholder Shares which are voting shares and any other voting securities of the Company over which such Stockholder has voting control and shall take all other necessary or desirable actions within his control (whether in his capacity as a stockholder, director, member of a board committee or officer of the Company or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all necessary or desirable actions within its control (including, without limitation, calling special board and stockholder meetings), so that:

                           (i) the authorized number of directors on the
Company's board of directors (the "Board") shall be established and maintained at eight directors;

                           (ii) there shall be elected to the Board: (A) one
person nominated by the holders of a majority of the outstanding shares of Series A Preferred (the "SERIES A DIRECTOR"); (B) one person nominated by ABN AMRO Capital (USA), Inc., for so long as ABN AMRO and its affiliates collectively hold at least 25% of the shares of Series B Preferred issued to them pursuant to the Purchase Agreement, and thereafter nominated by the holders of a majority of the outstanding shares of Series B Preferred (the "ABN DIRECTOR"); (C) one person nominated by Xcelera.com, Inc. for so long as Xcelera and its affiliates collectively hold at least 25% of the shares of Series B Preferred issued to Xcelera pursuant to the Purchase Agreement, and thereafter nominated by the holders of a majority of the outstanding shares of Series B Preferred (the "XCELERA DIRECTOR"); (D) one person who shall be an independent, outside representative (the "OUTSIDE DIRECTOR") with industry experience to be nominated and approved of by each other member of the Board, the holders of a majority of the outstanding shares of Series A Preferred, the holders of a majority of the outstanding shares of Series B Preferred, and Ulf Arnetz so long as he remains a Holder; (E) Ulf Arnetz so long as he remains a Holder; and (F) three persons nominated by the holders of a majority of the then outstanding shares of Common Stock (including the Stockholder Shares) (the "COMMON DIRECTORS");

                           (iii) the Board shall meet at least once during each
fiscal quarter;

                           (iv) the Stockholders shall not vote to remove the
ABN Director, the Xcelera Director, the Series A Director, the Outside Director, or Ulf Arnetz, except for bad faith or willful misconduct, or upon the written request of the Stockholders with the right to nominate such director;

                           (v) the event that any ABN Director, Xcelera
Director, Series A Director, Common Director, or Outside Director ceases to serve as a member of the Board during his or her term of office, the resulting vacancy on the Board shall be filled by a representative who shall be a new ABN Director, Xcelera Director, Series A Director, Common Director, or Outside Director, as applicable, nominated and elected in the same manner as such former ABN Director, Xcelera Director, Series A Director, Common Director, or Outside Director;

                           (vi) the Board shall establish an audit committee,
and a compensation committee, which shall include the ABN Director, Xcelera Director and the Series A Director, provided that such directors may each decline in writing the opportunity to sit on either or both of such committees, in which case the Board shall appoint an alternate committee member;

                           (vii) the ABN Director shall be appointed to each
other committee established by the Board, and to the board of directors of each Subsidiary and all committees thereof, unless ABN Director declines in writing to accept any such appointment (which decision of ABN AMRO not to have the ABN Director serve on a particular board or committee shall not be deemed a waiver of the right to serve on all other boards and committees);

                           (viii)  two observers (the "OBSERVERS") shall be
entitled to attend all Board meetings and discussions, and shall be entitled to receive any notices, communications, documents or other information provided to the members of the Board, and to participate in all such matters (but not vote), such Observers (including their successors) to be nominated by ABN AMRO, for so long as ABN AMRO or its affiliates holds any shares of Series B Preferred; provided, however, that (A) the Company reserves the right to exclude such Observers from access to any material or meeting or portion thereof if the Company believes upon the advice of counsel that such exclusion is reasonably necessary to preserve attorney-client privilege, to protect highly confidential proprietary information or for other similar reasons where such privilege or confidentiality cannot reasonably be preserved through a written agreement signed by such Observers, and (B) the Observers agree to hold in confidence and trust and not use or disclose any confidential information provided to or learned by them in connection with their rights under this clause (viii); and

                  (b) The Company (or its Subsidiary as applicable) shall pay the reasonable out-of-pocket expenses incurred by each director and the Observers in connection with attending the meetings of the Board, any board of directors of any Subsidiary, and any committees thereof. So long as any ABN Director or Xcelera Director serves on the Board and for three years thereafter, the Company shall maintain directors and officers indemnity insurance coverage satisfactory to the holders of a majority of the Stockholder Shares (which shall initially be in the amount of at least $2 million).

                  SECTION 2. REPRESENTATIONS AND WARRANTIES. Each Stockholder represents and warrants that (i) such Stockholder is the record owner of the number of Stockholder Shares set forth opposite its name on the Schedule of Stockholders attached hereto, (ii) this Agreement has been duly authorized, executed and delivered by such Stockholder and constitutes the valid and binding obligation of such Stockholder, enforceable in accordance with its terms, and
(iii) such Stockholder has not granted and is not a party to any proxy, voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement. No holder of Stockholder Shares shall grant any proxy or become party to any voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement.

                  SECTION 3. RESTRICTIONS ON TRANSFER OF STOCKHOLDER SHARES.

                  (a) TRANSFER OF STOCKHOLDER SHARES. No Founding Holder shall Transfer any interest in such Founding Holder's Stockholder Shares (whether in a single transaction or series of transactions) except pursuant to the provisions of SECTION 3(b), SECTION 3(c), or SECTION 3(d). Other than in connection with the transfer of a majority of all Stockholder Shares, no Founding Holder shall transfer any interest in such Founding Holder's Stockholder Shares to any person who was, or is, an affiliate of any person that is a competitor of the Company without the prior written consent of the Stockholders holding a majority of the Stockholder Shares.

                  (b)      RIGHT OF FIRST OFFER.

                           (i) At least 30 days prior to making any Transfer of five percent (5%) or more of any Founding Holder's Stockholder Shares (other than a Transfer to the Company), the transferring Founding Holder (the "TRANSFERRING OWNER") shall deliver a written notice (a "FIRST OFFER NOTICE") to the Company and to all Investors. No Founding Holder shall consummate any Transfer of any Stockholder Shares until 20 days after such delivery (the "FIRST OFFER ELECTION PERIOD"). The First Offer Notice shall disclose in reasonable detail the proposed number of Stockholder Shares to be transferred, the proposed terms and conditions of the Transfer and the identity of the proposed transferee(s) (if known). First, the Company may elect to purchase all or any portion of the Stockholder Shares specified in the First Offer Notice at the price and on the terms specified therein by delivering written notice of such election to the Transferring Owner as soon as practical but in any event within ten days after the delivery of the First Offer Notice to the Company. If the Company has not elected to purchase all of such Stockholder Shares within such ten-day period, it shall promptly (but in any event within such ten-day period) give notice to the Investors of the number of such Stockholder Shares it has agreed to purchase, if any, and the Investors (other than the Transferring Owner) may elect to purchase all or any portion of such Stockholder Shares at the price and on the terms specified in the First Offer Notice by delivering written notice of such election (which shall state the maximum number of Stockholder Shares such Stockholder desires to purchase) to the Transferring Owner as soon as practical, but in any event within 20 days after delivery of the First Offer Notice. If the Investors have in the aggregate elected to purchase more than the number of Stockholder Shares being offered by the Transferring Owner and not being purchased by the Company, such Stockholder Shares shall be allocated among the Investors electing to purchase shares pro rata based upon the number of Stockholder Shares held by each such Investor, with such allocation process being repeated until either all such Stockholder Shares have been so allocated or all electing Investors have been allocated the maximum number of Stockholder Shares they have indicated a desire to purchase in their election notice. If the Company and/or the Investors have elected to purchase all of the Stockholder Shares specified in the First Offer Notice from the Transferring Owner, the Transfer of such securities shall be consummated as soon as practical after the delivery of the election notice(s) to the Transferring Owner, but in any event within 10 days after the expiration of the First Offer Election Period.

                           (ii) Subject to SECTION 3(c), to the extent that the Company and/or the Investors have not elected to purchase all of the Stockholder Shares being offered, the Transferring Owner may, within 90 days after the expiration of the First Offer Election Period, Transfer such remaining Stockholder Shares at a price no less than the price per share specified in the First Offer Notice and on other terms no more favorable to such transferees than those offered to the Company in the First Offer Notice. Any Stockholder Shares not Transferred in accordance with this SECTION 3(b) within such 90-day period shall be reoffered to the Company and the Investors (other than the Transferring Owner) under this SECTION 3(b) prior to any Transfer. The purchase price specified in any First Offer Notice shall be payable solely in cash at the closing of the transaction or in installments over time, as specified in the First Offer Notice.

                  (c) PARTICIPATION RIGHTS. If the Company has not agreed to purchase all of the Stockholder Shares being offered and such Stockholder Shares are offered to the Investors pursuant to SECTION 3(b), then Investors may, instead of purchasing such shares, elect to participate in the contemplated Transfer at the same price per share and on the same terms by delivering written notice to the Transferring Stockholder within 20 days after delivery of the First Offer Notice. Such participation shall only be effective if the Company and the Investors collectively do not elect to purchase all of such shares. If any Investors have elected to participate in such Transfer, the Transferring Stockholder and such participating Investors shall be entitled to sell in the contemplated Transfer, at the same price and on the same terms, a number of Stockholder Shares equal to the product of (i) the quotient determined by dividing the percentage of Stockholder Shares owned by such Person by the aggregate percentage of Stockholder Shares owned by the Transferring Stockholder and the Investors participating in such sale and (ii) the number of Stockholder Shares to be sold in the contemplated Transfer; provided that the Transferring Owner may sell up to all of the shares intended to be sold by him without limitation under this sentence if the proposed transferee agrees to buy all of the shares of the participating Investors having the right to sell hereunder on the same terms. Each Transferring Owner shall use reasonable best efforts to obtain the agreement of the prospective transferee(s) to the participation of the participating Investors in any contemplated Transfer and to the inclusion (if requested) of the Preferred Stock in the contemplated Transfer, and no Transferring Owner shall transfer any of its Stockholder Shares to any prospective transferee if such prospective transferee(s) declines to allow the participation of the Investors or the inclusion of the Stockholder Shares held thereby. Each Person transferring Stockholder Shares pursuant to this SECTION 3(c) shall pay its pro rata share of the expenses incurred by the transferors in connection with such transfer and shall be obligated to join pro rata in any indemnification or other obligations that the Transferring Owner agrees to provide in connection with such transfer (other than any such obligations that relate specifically to a particular Stockholder such as indemnification with respect to representations and warranties given by a Stockholder regarding such Stockholder's title to and ownership of Stockholder Shares; PROVIDED that no Stockholder shall be obligated in connection with such Transfer to agree to indemnify or hold harmless the transferees with respect to an amount in excess of the net cash proceeds paid to such Stockholder in connection with such Transfer).

                  (d) PERMITTED TRANSFERS. The restrictions otherwise set forth in this SECTION 3 shall not apply with respect to any Transfer of Stockholder Shares by any Founding Holder (i) pursuant to applicable laws of descent and distribution, among such Founding Holder's Family Group or, with respect to Founding Holders who are executive employees of the Company, (ii) to other executive employees of the Company provided that such transfers to other executive employees do not exceed 25% of such Stockholder Shares currently owned by such Founding Holder, and (iii) with the exception of a pledge that creates a security interest, to a national or international bank solely as collateral for a bona fide, full recourse debt owed directly by such Founding Holder to such bank (collectively, the Persons identified in the foregoing clause are referred to herein as the "PERMITTED TRANSFEREES"); PROVIDED that the restrictions contained in this SECTION 3 shall continue to be applicable to the Stockholder Shares after any such Transfer and provided further that the transferees of such Stockholder Shares pursuant to this SECTION 3(d) shall have agreed in writing to be bound by the provisions of this Agreement affecting the Stockholder Shares so transferred. For purposes of this Agreement, "FAMILY GROUP" means a Founding Holder's parents, spouse, siblings and descendants (whether natural or adopted) and any trust or other entity solely for the benefit of the Founding Holder and/or the Founding Holder's spouse, siblings and/or descendants. Notwithstanding the foregoing, no party hereto shall avoid the provisions of this Agreement by making one or more transfers to one or more Permitted Transferees and then disposing of all or any portion of such party's interest in any such

Permitted Transferee or, in the case of each Founding Holder which is an entity, by permitting a transfer of any ownership interests in such entity.

                  (e) TERMINATION OF RESTRICTIONS. The restrictions set forth in this SECTION 3 shall continue with respect to each Founding Holder's Stockholder Shares until the earlier of (i) immediately prior to the transfer of such Stockholder Share in a Public Sale, (ii) the date on which such Stockholder Share has been transferred pursuant to this SECTION 3 (other than SECTIONS 3(d)) or (iii) the consummation of a Qualified Public Offering.

                  SECTION 4. ADDITIONAL RESTRICTIONS ON TRANSFER.

                  (a) RESTRICTED SECURITIES LEGEND. The Stockholder Shares have not been registered under the Securities Act and, therefore, in addition to the other restrictions on Transfer contained in this Agreement, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is then available. Each certificate evidencing Stockholder Shares and each certificate issued in exchange for or upon the Transfer of any Stockholder Shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AND VOTING AGREEMENTS SPECIFIED IN THE AMENDED AND RESTATED STOCKHOLDERS AGREEMENT, DATED AS OF FEBRUARY 18, 2000, AS AMENDED AND MODIFIED FROM TIME TO TIME AMONG THE ISSUER (THE "COMPANY"), AND CERTAIN STOCKHOLDERS, AND THE COMPANY RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITIES UNTIL ALL CONDITIONS CONTAINED THEREIN HAVE BEEN FULFILLED WITH RESPECT TO ANY TRANSFER. A COPY OF SUCH CONDITIONS SHALL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE."

The Company shall imprint such legend on certificates evidencing Stockholder Shares. The legend set forth above shall be removed from the certificates evidencing any securities of the Company which cease to be Stockholder Shares in accordance with the definition thereof.

                  (b) ACTIONS BY TRANSFEREE. Prior to Transferring any Stockholder Shares (other than pursuant to a Public Sale or SECTION 3(b) or
SECTION 3(c)), the transferring holder of Stockholder Shares shall cause the prospective transferee to be bound by this Agreement and any other agreements executed by holders of Stockholder Shares relating to such securities in the aggregate (collectively, the "OTHER AGREEMENTS") and to execute and deliver to the Company and the other holders of Stockholder Shares counterparts of the Other Agreements.

                  (b) AGREEMENT CONCERNING FUTURE STOCKHOLDERS. The parties hereto agree that any Person who is not a party to this Agreement and who hereafter becomes a holder of 5% or more of the Stockholder Shares (no matter what form the securities held by such Person may take, including, without limitation, any Preferred Stock or any options, warrants or other securities convertible into or exchangeable or exercisable for Common Stock) (each such Person a "5% HOLDER") shall be required to execute a counterpart to this Agreement and become a Stockholder for purposes hereof as a precondition to the effectiveness of any transaction which would result in such Person becoming a 5% Holder. Accordingly, each Stockholder covenants and agrees that it shall not undertake any Transfer of Stockholder Shares to any Person who would become a 5% Holder as a result of such Transfer unless the transferee executes a counterpart to this Agreement and becomes a Stockholder for purposes hereof in connection with such Transfer, and the Company covenants and agrees that it will not (i) issue any Common Stock, Preferred Stock or any options, warrants or other securities convertible into or exchangeable or exercisable for Common Stock to any Person if such issuance would cause such Person to become a 5% Holder or (ii) record on its books and records any Transfer by a Stockholder of any Stockholder Shares to any Person if such Transfer would cause such Person to become a 5% Holder, in either case unless such Person executes a counterpart to this Agreement and becomes a Stockholder for purposes hereof in connection with such issuance or Transfer. The provisions of this SECTION 4(b) shall not restrict any Transfer or issuance to any Person who becomes a 5% Holder by acquiring securities in a Public Sale, but shall continue to apply to such Person to the extent such Person becomes a 5% Holder without regard to any securities acquired through a Public Sale.


                  SECTION 5. DEFINITIONS.

                  (a) DEFINED TERMS. The following definitions shall be applied to the capitalized terms used in this Agreement for all purposes, unless otherwise clearly indicated to the contrary.

                  "ABN AMRO" means ABN AMRO Capital (USA), Inc.

                  "AFFILIATE" of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.

                  "APPRAISER" means an investment banker of national reputation or an accounting firm of national reputation experienced in valuing securities, jointly selected by the Board and the holders of a majority of the Stockholder Shares that are to be appraised (with the directors, if any, designated by such holders being required to recuse themselves from any discussions and votes related thereto).

                  "COMMON STOCK" means the Company's Common Stock, $0.01 par value.

                  "FOUNDING HOLDER" means Ulf Arnetz.

                  "HOLDER" means, at the time in question, any Stockholder holding, together with his Affiliates, Family Group members and Permitted Transferees, 5% or more of the Stockholder Shares on a fully-diluted basis.

                  "MARKET PRICE" of any security means the average of the closing prices of such security's sales on all securities exchanges on which such security may at the time be listed, or, if there has been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 p.m., New York time, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which "Market Price" is being determined and the 20 consecutive business days prior to such day. If at any time such security is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the "Market Price" shall be the fair value thereof as determined by the Board in its reasonable discretion.

                  "PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

                  "PREFERRED STOCK" means collectively the Company's Series I Preferred, Series II Preferred, Series III Preferred, Series A Preferred, and Series B Preferred as defined in the Amended and Restated Certificate of Incorporation.

                  "PUBLIC SALE" means any sale of Stockholder Shares to the public pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 (or similar provision then in force) adopted under the Securities Act.

                  "QUALIFIED PUBLIC OFFERING" has the meaning stated in the Purchase Agreement.

                  "REGISTRATION AGREEMENT" shall mean the Registration Agreement dated February 18, 2000, between and among Company and the Stockholders.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

                  "STOCKHOLDER SHARES" means (i) any Common Stock purchased or otherwise acquired by any Stockholder, (ii) any Common Stock issued or issuable directly or indirectly upon conversion of the Preferred Stock held by a Stockholder, (iii) any Common Stock issued or issuable directly or indirectly upon exercise, conversion or exchange of any options, warrants or other securities or instruments held by a Stockholder and (iv) any Common Stock issued or issuable with respect to the securities referred to in clauses (i), (ii) and
(iii) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. For purposes of this Agreement, any Person who holds Preferred Stock shall be deemed to be the holder of the Stockholder Shares issuable directly or indirectly upon conversion of the Preferred Stock in connection with the transfer thereof or otherwise and regardless of any restriction or limitation on the conversion thereof. As to any particular shares constituting Stockholder Shares, such shares shall cease to be Stockholder Shares when they have been sold in a Public Sale.

                  "SUBSIDIARY" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the limited liability company, partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing director, managing member, manager or general partner of such limited liability company, partnership, association or other business entity.

                  "TRANSFER" means any direct or indirect sale, transfer, assignment, pledge or other disposition (whether with or without consideration and whether voluntarily or involuntarily or by operation of law), whether in a single transaction or series of transactions.

                  "XCELERA" means Xcelera.com, Inc., one of the Investors hereto.

                  (b) OTHER DEFINITIONS. The terms set forth below are defined on the following pages of this Agreement:


5% HOLDER, 7
Agreement, 1
Company, 1
FAMILY GROUP, 5
FIRST OFFER ELECTION PERIOD, 4
FIRST OFFER NOTICE, 4
Investors, 1
Other Agreements, 6
PERMITTED TRANSFEREES, 5
Purchase Agreement, 1
TRANSFERRING OWNER, 3

                  SECTION 6. TRANSFERS IN VIOLATION OF AGREEMENT. Any Transfer or attempted Transfer of any Stockholder Shares in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Stockholder Shares as the owner of such shares for any purpose.

                  SECTION 7. AMENDMENT AND WAIVER. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or the Stockholders unless such modification, amendment or waiver is approved in writing by the Company and 75% of the Stockholder Shares held by the Stockholders; provided, that the provisions of Section 3 shall not be amended in a manner adverse to Ulf Arnetz without his written consent. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms. Notwithstanding the foregoing, the Company shall be entitled to amend the schedules to this Agreement to reflect the Transfer or issuance of Stockholder Shares in accordance herewith, the change of address of any Stockholder or to reflect any other change in the information contained thereon.

                  SECTION 8. TERM OF THIS AGREEMENT. This Agreement shall continue in full force and effect until the first to occur of (a) the Board shall have recommended, and the holders of not less than seventy-five percent (75%) of the Stockholder Shares shall have approved the termination hereof; (b) the effective date of the registration statement for a Qualified Public Offering, or (c) the sale of all or substantially all of the assets or business of the Company by merger, sale of assets or other means to an entity in which the Company has less than a 50% ownership interest before such merger, sale or other transaction. No termination of this Agreement, by lapse of time of otherwise, shall affect any rights or obligations created by exercise of any option to purchase or sell any Stockholder Shares in accordance with any of the provisions of SECTION 3 hereof.

                  SECTION 9. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction or affect the validity, legality or enforceability of any provision in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

                  SECTION 10. ENTIRE AGREEMENT. Except as otherwise expressly set forth herein, this Agreement embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, including without limitation the Prior Agreement, which may have related to the subject matter hereof in any way.

                  SECTION 11. SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Stockholders and any subsequent holders of Stockholder Shares and the respective successors and assigns of each of them, so long as they hold Stockholder Shares.

                  SECTION 12. COUNTERPARTS. This Agreement may be executed in multiple counterparts in the form attached hereto, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

                  SECTION 13. REMEDIES. The Company, the Stockholders shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that the Company, any Investor and any Current Owner may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

                  SECTION 14. NOTICES. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed first class mail (postage prepaid) or sent by reputable overnight courier service (charges prepaid) to the Company at the address set forth below and to any other recipient at the address indicated on the schedules hereto and to any subsequent holder of Stockholder Shares subject to this Agreement at such address as indicated by the Company's records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices shall be deemed to have been given hereunder when delivered personally, three days after deposit in the U.S. mail and one day after deposit with a reputable overnight courier service. The Company's address and the address of the Company's and Investors' respective counsel are:



                   Ulf Arnetz
                   President and CEO
                   Corechange, Inc.
                   260 Franklin Street, Suite 1890
                   Boston, Massachusetts  02100

                   with a copy to (which shall not constitute notice hereunder):

                   Hale and Dorr LLP
                   60 State Street
                   Boston, Massachusetts 02109
                   Attention: Stuart M. Falber
                   Telecopy No:  (617) 526-5000

                   Kirkland & Ellis
                   200 East Randolph Drive
                   Chicago, Illinois 60601
                   Attention: Gary R. Silverman
                   Telecopy No: (312) 861-2200

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

                  SECTION 15. GOVERNING LAW. The corporate law of the State of Delaware shall govern all issues and questions concerning the relative rights of the Company and its stockholders. All other issues and questions concerning the construction, validity, interpretation and enforceability of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

                  SECTION 16. BUSINESS DAYS. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or legal holiday in the state in which the Company's chief-executive office is located, the time period shall automatically be extended to the business day immediately following such Saturday, Sunday or legal holiday.

                  SECTION 17. DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

                  SECTION 18. NO STRICT CONSTRUCTION. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.



                                     * * * *

                  IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date and year first above written.

THE COMPANY:                                CORECHANGE, INC.


                                            By:
                                                ------------------------------
                                            Name:
                                                 -----------------------------
                                            Title:
                                                  ----------------------------

                                                                       EXHIBIT D

                                HALE AND DORR LLP
                                 60 State Street
                           Boston, Massachusetts 02109
                       (617) 526-6000 * FAX (617) 526-5000




                                                          February 18, 2000

To The Purchasers Named
on EXHIBIT A hereto

         Re:  CORECHANGE, INC.

Gentlemen:

This opinion is furnished to each of the Purchasers named on EXHIBIT A hereto in connection with the purchase of an aggregate of 3,046,775 shares (the "Preferred Shares") of the Series B Convertible Preferred Stock, $.01 par value per share ("Series B Preferred Stock"), of Corechange, Inc., a Delaware corporation (the "Company"). Capitalized terms used herein but not otherwise defined herein shall have the respective meanings ascribed to them in the Series B Convertible Preferred Stock Purchase Agreement dated as of the date hereof (the "Purchase Agreement") between the Company and the Purchasers.

We have represented the Company in connection with the preparation, execution and delivery of the Purchase Agreement and the issuance of the Preferred Shares, and are familiar with the proceedings taken by the Company in connection therewith.

In connection with this opinion, we have examined and relied upon the following:

         1. The Purchase Agreement (including the Exhibits and Schedules thereto);

         2. The Amended and Restated Stockholders Agreement dated as of the date hereof by and among the Company and the Stockholders (the "Stockholders Agreement");

         3. The Registration Agreement dated as of the date hereof by and among the Company and the Holders (the "Registration Agreement");

         4. The Company's Certificate of Incorporation, as amended to date (the "Certificate of Incorporation");

         5. The Company's By-Laws, as amended to date (the "By-Laws");

         6. A Certificate of Good Standing and Legal Existence for the Company, issued by the Secretary of State of the State of Delaware, dated February 18, 2000 (the "Delaware Certificate");

         7. A Certificate of Qualification to do business for the Company, issued by the Secretary of State of the Commonwealth of Massachusetts, dated February 18, 2000 (the "Massachusetts Certificate");

         8. A Certificate of the Company, executed on behalf of the Company by the Company's President, dated of even date herewith, certifying to, among other things, the fulfillment of the conditions specified in Sections 1 and 2A through 2H of the Purchase Agreement (the "Officer's Certificate");

         9. A Certificate of the Company, executed on behalf of the Company by the Company's Secretary, dated of even date herewith, certifying, among other things, as to the (a) Certificate of Amendment of Certificate of Incorporation filed on February 18, 2000 with the Secretary of State of the State of Delaware,
(b) the By-Laws and (c) resolutions of the Board of Directors and stockholders relating to the Purchase Agreement and the transactions contemplated therein, including the issuance of the Preferred Shares.

         10. A Certificate of the Company's President, dated of even date herewith, certifying as to certain issues of fact (the "President's Certificate");

         11. The Company's corporate minute and stock record books; and

         12. Such other agreements, documents, corporate records, certificates and materials as we have deemed necessary for the purposes of the opinions rendered herein.

         In our examination, we have assumed the completeness of the corporate minute and stock record books of the Company, the authenticity of original documents, the accuracy of all copies (whether certified or not), the genuineness of all signatures and the legal capacity of all persons executing all documents examined by us.

         In rendering this opinion, we have relied, as to all questions of fact material to this opinion, solely upon certificates of public officials and officers of the Company and upon the representations and warranties made by the Purchasers and the Company in the Purchase Agreement. We have not attempted to verify independently such facts, although we know of no facts upon which we have relied which lead us to question the accuracy of such certificates or representations and warranties.

         We have not made a review of the laws of any state or jurisdiction other than the state laws of the Commonwealth of Massachusetts, the federal laws of the United States and the General Corporation Law statute of the State of Delaware (the "Delaware General Corporation Law"). Accordingly, we express no opinion herein with respect to the laws of any state or jurisdiction other than the state laws of the Commonwealth of Massachusetts, the federal laws of the United States and the Delaware General Corporation Law. To the extent that the laws of any other jurisdiction govern any of the matters as to which we are opining herein, we have assumed that such laws are identical to the state laws of the Commonwealth of Massachusetts, and we are expressing no opinion herein as to whether such assumption is reasonable or correct. For the purposes of this opinion, we have assumed that the facts and law governing the performance by the parties of their respective obligations under the Purchase Agreement, the Stockholders

Agreement and the Registration Agreement will be identical to the facts and law governing such performance as of the date of this opinion.

         The opinions hereinafter expressed are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, usury, fraudulent transfer or other laws relating to or affecting the rights of creditors generally, (ii) statutory or decisional law concerning recourse by creditors to security in the absence of notice and hearing, and (iii) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of good faith, reasonableness and fair dealing. Furthermore, we express no opinion as to the availability of any equitable or specific remedy or the successful assertion of any equitable defense upon any breach of any of the covenants, warranties or other provisions contained in any of the agreements, instruments or documents as to which we are opining herein.

         We are expressing no opinion as to (i) compliance by the Company with the so-called "blue sky" or state securities laws or state or federal antifraud laws in connection with the issuance and sale of the Preferred Shares and the Common Stock issuable upon conversion thereof or (ii) the validity or enforceability of the indemnification or contribution provisions of the Registration Agreement.

         We have assumed that each of the Purchase Agreement, the Stockholders Agreement and the Registration Agreement has been duly authorized, executed and delivered by the Purchasers and, where applicable, by each of the other parties thereto (other than the Company), and that each of the Purchasers and each such other party has all requisite power and authority to effect the transactions contemplated by the Purchase Agreement, the Stockholders Agreement and the Registration Agreement. We have also assumed that each of the Purchase Agreement, the Stockholders Agreement and the Registration Agreement is the valid and binding obligation of the Purchasers and, where applicable, of each of the other parties thereto (other than the Company), enforceable against the Purchasers and each such other party in accordance with their respective terms. We do not render any opinion as to the application of any federal or state law or regulation to the Purchasers' or such other parties' power, authority or competence.

         Any reference to "our knowledge" or "knowledge", or to any matters "known to us" or that have "come to our attention", "of which we are aware" or any variation of any of the foregoing shall mean the conscious awareness of the attorneys in this firm who have rendered substantive attention to this transaction (including the preparation of the Purchase Agreement, the Stockholders Agreement and the Registration Agreement and the transactions contemplated thereby) of the existence or absence of any facts which would contradict our opinions or statements set forth below. We have not undertaken any independent investigation to determine the existence or absence of such facts, and no inference as to our knowledge of the existence or absence of such facts should be drawn from the fact of our representation of the Company. Without limiting the foregoing, for purposes of our opinions below, we have not searched any computer or electronic databases, nor have we conducted a search of the dockets of any court or administrative or other regulatory agency.

         For purposes of our opinions as to the due incorporation, legal existence and good standing of the Company expressed in the first and second sentences of paragraph 1 below, we have relied solely upon the Delaware Certificate and the Massachusetts Certificate, and such opinions are limited accordingly, and rendered as of the respective dates of such certificates. Our opinion in paragraph 3 below as to issued and outstanding capital stock of the Company is based solely on our review of the stock record books of the Company as of the date hereof. Our opinion in paragraph 3 below as to (i) the full payment for the outstanding shares of capital stock of the Company and (ii) any outstanding preemptive, conversion or other rights, options, warrants or agreements to purchase or acquire from the Company any shares of its capital stock, is based solely on the President's Certificate, and is limited accordingly.

         Based upon and subject to the foregoing, we are of the opinion that:

         1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company is duly qualified to do business as a foreign corporation in Massachusetts.

         2. The Company has all requisite corporate power and authority (a) to own and operate its properties and assets (as such property and assets are known to us), and to carry on its business as, to our knowledge, it is currently conducted, (b) to enter into the Purchase Agreement, the Stockholders Agreement and the Registration Agreement, (c) to issue and sell the Preferred Shares, (d) to issue the Common Stock initially issuable upon conversion of the Preferred Shares and (e) to carry out and perform its obligations under the terms of the Purchase Agreement, the Stockholders Agreement and the Registration Agreement.

         3. Immediately after the First Closing, the authorized capital stock of the Company will consist of 15,000,000 shares of Common Stock, par value $.01 per share, 4,097,171 shares of which are issued and outstanding of record as of the date hereof, and 7,849,584 shares of Preferred Stock, par value $.01 per share, of which (a) 2,884,598 shares have been designated Series A Convertible Preferred Stock, par value $.01 per share, 2,403,832 of which are issued and outstanding of record as of the date hereof, (b) 4,000,000 shares have been designated Series B Convertible Preferred Stock, par value $.01 par per share, 3,046,775 of which will be issued and outstanding of record immediately following the Closing,, (c) 413,965 shares have been designated Series I Junior Convertible Preferred Stock, par value $.01 per share, all of which shares are issued and outstanding of record as of the date hereof, (d) 336,021 shares have been designated Series II Junior Convertible Preferred Stock, par value $.01 per share, all of which shares are issued and outstanding of record as of the date hereof, and (e) 215,000 shares have been designated Series III Junior Convertible Preferred Stock, par value $.01 per share, 200,032 of which shares are issued and outstanding of record as of the date hereof. All the aforesaid issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, and are fully paid and nonassessable. To our knowledge, there are no outstanding preemptive, conversion or other rights, options, warrants or agreements issued by or binding upon the Company for the purchase or acquisition from the Company of any shares of its capital stock other than the rights created by the Purchase Agreement or the Stockholders Agreement or as disclosed in the Schedule of Exceptions.

         4. The Purchase Agreement, the Stockholders Agreement and the Registration Agreement and the consummation of the transactions contemplated by each of them have been duly authorized by all necessary corporate action on the part of the Company, and the Purchase

Agreement, the Stockholders Agreement and the Registration Agreement have been duly executed and delivered by the Company and constitute valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms.

         5. The Certificate of Amendment filed with the Secretary of State of the State of Delaware on the date hereof has been duly adopted by the Board of Directors and the stockholders of the Company in accordance with the Certificate of Incorporation, the By-laws and the Delaware General Corporation Law.

         6. The issuance, sale and delivery of the Preferred Shares have been duly authorized, and when issued, sold and delivered against payment therefor in accordance with the Purchase Agreement, the Preferred Shares will be validly issued and outstanding, fully paid and nonassessable and, to our knowledge, not subject to any preemptive rights of the holders of any other class or series of capital stock of the Company.

         7. The issuance and delivery of the shares of Common Stock initially issuable upon conversion of the Preferred Shares have been duly authorized by all necessary corporate action on the part of the Company, and such shares of Common Stock (a) have been duly reserved for issuance upon conversion of the Preferred Shares, (b) are not, to our knowledge, currently subject to any preemptive rights of the holders of any other class or series of capital stock of the Company under the Certificate of Incorporation or the By-laws, and (c) when issued and delivered upon conversion of the Preferred Share in accordance with the Certificate of Incorporation, will be validly issued and outstanding, fully paid and nonassessable.

         8. The execution and delivery of the Purchase Agreement, the Stockholders Agreement and the Registration Agreement, the consummation of the transactions contemplated thereby and the issuance of the Preferred Shares will not result in any violation of, be in conflict with, constitute a default under or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company pursuant to any term or provision of (a) the Certificate of Incorporation or By-Laws of the Company, (b) any mortgage, indenture, contract, agreement, instrument listed in Section 5K of the Schedule of Exceptions or (c) any judgment, decree, or order specifically naming the Company and known to us.

         9. To the best of our knowledge, except for the matters set forth in the Schedule of Exceptions, there are no actions, suits, proceedings or investigations pending or threatened against the Company or its properties which, individually or in the aggregate, might result in any impairment of the right or ability of the Company to carry on its business as, to our knowledge, it is now conducted, and none of such actions, suits, proceedings or investigations questions the validity of the Purchase Agreement, the Stockholders Agreement or the Registration Agreement or the transactions contemplated thereby.

         10. Based in part on the representations of the Purchasers in Section 7D of the Purchase Agreement, except as obtained and in effect as of the date hereof, the offer, issue, sale and delivery of the Preferred Shares in conformity with the terms of the Purchase Agreement and the issuance and delivery of the Common Stock issuable upon conversion of the Preferred Shares will be exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended.

         This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein. Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

         This opinion is delivered to the Purchasers solely for the purposes set forth in the Purchase Agreement and may not be used or relied upon by the Purchaser for any other purpose or used by, quoted to or relied upon by any other person or entity for any purpose, without our prior written consent.

                                                     Very truly yours,



                                                     HALE AND DORR LLP

                             AMENDMENT NO. 1 TO THE
             SERIES B CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT


         This Amendment No. 1 to the Series B Convertible Preferred Stock Purchase Agreement dated as of this 10th day of April, 2000 (the "Amendment"), is entered into among Corechange, Inc., a Delaware corporation (the "Company"), and the Purchasers (as hereinafter defined).

         WHEREAS, the Company and the individuals and entities who were signatories thereto (the "Purchasers") are parties to the Series B Convertible Preferred Stock Purchase Agreement dated as of February 18, 2000 (the "Purchase Agreement"); and

         WHEREAS, the Company and the Purchasers believe it to be in their mutual best interests to amend the Purchase Agreement;

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Amendment, the parties hereto agree as follows:

1. AMENDMENT TO SECTION 3C(xv). Section 3C(xv) of the Purchase Agreement is hereby amended by deleting clause (i) of such Section in its entirety and inserting in lieu thereof the following:

         "(i) provides cliff vesting after one year (33.33%) with the remaining portion vesting on a straight line monthly basis over at least an additional two year period;"

2. AMENDMENT TO SECTION 3C(xvi). Section 3C(xvi) of the Purchase Agreement is hereby amended by attaching the following proviso to the end of such
     Section:

         "; provided that in no event shall the 20% limitation set forth in this clause require the Company to seek the approval of the holders of a majority of the Underlying Common Stock under this clause to issue up to 1,310,000 shares of Common Stock, or to grant options therefor, including shares issued or issuable upon exercise of options outstanding on April 10, 2000 (such number to be proportionately adjusted in the event of any stock splits, stock dividends, recapitalizations or similar events) to officers, directors, consultants and employees of the Company or any subsidiary pursuant to the Company's 1997 Stock Incentive Plan (it being understood that any shares subject to options that expire or terminate unexercised shall not count toward the 1,310,000 number set forth above)."

3. AMENDMENT TO SECTION 3J. Section 3J of the Purchase Agreement is hereby amended by attaching the following clause to the end of the first sentence of Section 3J:

         "(l) issuance of warrants to purchase 6,168 shares (subject to appropriate adjustment) of Common Stock to Jan Olaf Hersler pursuant to an agreement between Mr. Hersler and the Company and the shares of Common Stock issued or issuable upon exercise of such warrants."

4. RATIFICATION. In all other respects, the Purchase Agreement is hereby ratified and confirmed.

5. COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

6. EFFECTIVE DATE. This Amendment shall become effective upon approval by the Company and the holders of at least a majority of the Underlying Common Stock, as defined in the Purchase Agreement.


         IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to the Purchase Agreement as of the date first written above.



                                           Corechange, Inc.



                                          By:  /S/  ULF ARNETZ
                                               --------------------------

                                               Name:  Ulf Arnetz

                                               Title:  President



                                           Holders of at least a majority of the
                                           Underlying Common Stock, as defined
                                           in the Purchase Agreement



                                           By:  /S/  ULF ARNETZ
                                                --------------------------
                                                    Under Power of Attorney
                                                    of Holders attached hereto

                             AMENDMENT NO. 2 TO THE
             SERIES B CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT


         This Amendment No. 2 to the Series B Convertible Preferred Stock Purchase Agreement dated as of this ___ day of July, 2000 (the "Amendment"), is entered into among Corechange, Inc., a Delaware corporation (the "Company"), and the Purchasers (as hereinafter defined).

         WHEREAS, the Company and the individuals and entities who were signatories thereto (the "Purchasers") are parties to the Series B Convertible Preferred Stock Purchase Agreement dated as of February 18, 2000, as amended (the "Purchase Agreement"); and

         WHEREAS, the Company and the Purchasers believe it to be in their mutual best interests to amend the Purchase Agreement;

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Amendment, the parties hereto agree as follows:

7. AMENDMENT TO SECTION 3C(XVI). Section 3C(xvi) of the Purchase Agreement is hereby amended by attaching the following proviso to the end of such
     Section:

         "; provided that in no event shall the 20% limitation set forth in this clause require the Company to seek the approval of the holders of a majority of the Underlying Common Stock under this clause to issue up to 3,500,000 shares of Common Stock, or to grant options therefor, including shares issued or issuable upon exercise of options outstanding on July ___, 2000 (such number to be proportionately adjusted in the event of any stock splits, stock dividends, recapitalizations or similar events), to officers, directors, consultants and employees of the Company or any subsidiary pursuant to the Company's 1997 Stock Incentive Plan (it being understood that any shares subject to options that expire or terminate unexercised shall not count toward the 3,500,000 number set forth above)."

8. RATIFICATION. In all other respects, the Purchase Agreement is hereby ratified and confirmed.

9. COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

10. EFFECTIVE DATE. This Amendment shall become effective upon approval by the Company and the holders of at least a majority of the Underlying Common Stock, as defined in the Purchase Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 2 to the Purchase Agreement as of the date first written above.



                                        Corechange, Inc.



                                       By:   /S/ ULF ARNETZ
                                             --------------------------------

                                             Name: Ulf Arnetz

                                             Title:  President



                                        Holders of at least a majority of the
                                        Underlying Common Stock, as defined in
                                        the Purchase Agreement



                                        By:  /S/ ULF ARNETZ
                                             -------------------------------
                                                 Under Power of Attorney
                                                 of Holders attached hereto